EXHIBIT 10.1(a)

Peoples Bancorp Inc. Retirement Savings Plan

Effective Date: January 1, 2011

TABLE OF CONTENTS

Page

SECTION 1 - PARTICIPATION	2

1.01	Eligibility Requirements 2

1.02	Effect of Rehire on Prior Eligibility Service 2

SECTION 2 - CONTRIBUTIONS	3

2.01	Section 401(k) Contributions and After-Tax Contributions 3

2.02	Matching Contributions 4

2.03	Rollover Contributions 4

2.04	Direct Transfers 5

2.05	Top Heavy Minimum Required Contribution 5

2.06	Certain Make-up Contributions 5

SECTION 3 - LIMITATIONS ON ALLOCATIONS	7

3.01	Limitations on Annual Additions 7

3.02	Corrective Adjustments 8

3.03	Maximum Section 401(k) Contributions 9

3.04	Maximum After-Tax and Matching Contributions 9

3.05	Safe-Harbor Provision ‑‑ Matching Contributions 12

SECTION 4 - PARTICIPANTS' ACCOUNTS	15

4.01	Establishment of Accounts 15

4.02	Investment of Accounts 15

4.03	Voting of Employer Stock 16

SECTION 5 - VALUATION OF PARTICIPANTS' ACCOUNTS	17

5.01	Valuations 17

5.02	Method of Adjustment 17

SECTION 6 - RETIREMENT BENEFITS	18

6.01	Eligibility for Retirement 18

SECTION 7 - DEATH BENEFITS	19

7.01	Eligibility for Death Benefit 19

7.02	Designation of Beneficiary 19

7.03	Distribution of Death Benefit 20

SECTION 8 - DISABILITY BENEFITS	21

8.01	Amount of Disability Benefit 21

8.02	Determination of Total and Permanent Disability 21

Page
SECTION 9 - IN-SERVICE DISTRIBUTIONS AND DISTRIBUTIONS UPON

SEVERANCE FROM EMPLOYMENT	22

9.01	Amount of Benefits Upon Severance From Employment 22

9.02	In-Service Distributions Upon Attainment of Normal Retirement Age 22

9.03	Hardship Distributions 22

9.04	Distribution of Rollover Contributions 24

9.05	Loans 24

SECTION 10 - VESTING	25

10.01	Determination of Vested Benefits 25

SECTION 11 - PAYMENT OF BENEFITS	26

11.01	Method of Payment 26

11.02	Timing of Payments 26

11.03	Distributions After Death 29

11.04	Consent and Cash-Out Requirements 31

11.05	Eligible Rollover Distributions 32

SECTION 12 - TRUST AGREEMENT	35

12.01	Description of Trust Agreement 35

SECTION 13 - PLAN ADMINISTRATION	36

13.01	Plan Administrator 36

13.02	Duties of Plan Administrator 36

13.03	Interpretation of Document 37

SECTION 14 - AMENDMENT AND TERMINATION	38

14.01	Sponsor's Right to Amend or Terminate the Plan 38

SECTION 15 - DISTRIBUTIONS ON PLAN TERMINATION	39

15.01	Payment on Plan Termination 39

SECTION 16 - CREDITORS OF PARTICIPANTS	40

16.01	Non-Assignability 40

16.02	Qualified Domestic Relations Orders 40

16.03	Loans 40

SECTION 17 - CLAIMS PROCEDURES	42

17.01	Filing a Claim for Benefits 42

17.02	Denial of Claim 43

17.03	Remedies Available to Claimants 43

SECTION 18 - TOP HEAVY RULES	45

18.01	Preamble and Definitions 45

18.02	Top Heavy Ratio 46

18.03	Minimum Contributions 47

Page

SECTION 19 - MISCELLANEOUS	49

19.01	Employer's Right to Terminate Employees 49

19.02	Gender and Number 49

19.03	Merger, Consolidation or Transfer 49

19.04	Named Fiduciaries 49

19.05	Limitations on Payment; Missing Participant 50

19.06	Limitation on Reversion of Contributions 50

19.07	Additional Service Credits 51

19.08	Uniformed Services Employment and Reemployment Rights Act 51

19.09	Mistakes or Misstatements 51

19.10	Special Rules Under the Securities and Exchange Act of 1934 51

19.11	Special HEART Act Provisions 51

SECTION 20 - ADOPTION BY AFFILIATE OR RELATED EMPLOYER	53

20.01	Adoption by Affiliate or Related Employer 53

20.02	Administration 53

20.03	Common Fund 53

20.04	Withdrawal, Termination and Amendment 53

20.05	Discrimination Testing 53

SECTION 21 - DEFINITIONS	54

APPENDIX A - ESOP Feature	62

Preamble	62

Section 1.1 of Appendix A	Definitions 62

Section 1.2 of Appendix A	Establishment of ESOP 62

Section 1.3 of Appendix A	Contributions, Transfers and Diversification 63

Section 1.4 of Appendix A	Voting of Peoples Bancorp Inc. Common Stock 63

Section 1.5 of Appendix A	Put Option 63

Section 1.6 of Appendix A	Right to Receive a Distribution of Stock 65

Section 1.7 of Appendix A	Commencement of Distributions 66

Section 1.8 of Appendix A	Valuation of Peoples Bancorp Inc. Common Stock 66

Section 1.9 of Appendix A	Distribution of Dividends 67

Peoples Bancorp Inc. Retirement Savings Plan
Peoples Bancorp Inc. hereby adopts, as of the Effective Date, the following amended and restated profit sharing and Section 401(k) plan for the exclusive benefit of the Employer's eligible Employees and, where applicable, the Beneficiaries of such Employees.
This amendment and restatement is intended to conform the Plan to the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA), Pub. L. 107-16 (with technical corrections made by the Job Creation and Worker Assistance Act of 2002 (JCWAA), Pub. L. 107-147), the Pension Funding Equity Act of 2004 (PFEA), Pub. L. 108-218, the Pension Protection Act of 2006 (PPA '06), Pub. L. 109-280, the U.S. Troop Readiness, Veterans' Care, Katrina Recovery, and Iraq Accountability Appropriations Act, 2007 Pub. L. 110-28, the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act), Pub. L. 110-245, the Worker, Retiree, and Employer Recovery Act of 2008 (WRERA), Pub. L. 110-458, and the Small Business Jobs Act of 2010 (SBJA), Pub. L. 111-240 and other applicable laws, regulations and guidance which govern the Plan and which are identified in the 2010 Cumulative List of Changes in Plan Qualifications contained in IRS Notice 2010‑90 with regard to a Cycle A filing.
On and after March 1, 2008, the Plan, the “ESOP Feature,” as defined in Appendix A, shall be designed to invest primarily in Peoples Bancorp Inc. Common Stock and is hereby formally designated as an employee stock ownership plan within the meaning of Code Section 4975(e)(7).
It is intended that the Plan, together with the Trust Agreement, will comply with the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
SECTION 1 - PARTICIPATIONSECTION 1 - PARTICIPATION
1.01    Eligibility Requirements1.01    Eligibility Requirements
Each Employee of the Employer will commence participation in the Plan on the date coinciding with or first following the date on which he has attained age 21.
1.02    Effect of Rehire on Prior Eligibility Service1.02    Effect of Rehire on Prior Eligibility Service
A former Participant who is reemployed by the Employer following his termination of employment with the Employer, Related Employer and all Affiliates will participate in the Plan on the date of his reemployment with the Employer, provided that he is classified by the Employer as an Employee on such date. A former Employee who did not satisfy the Plan's eligibility requirements prior to his termination of employment and who is reemployed by the Employer will become a Participant on the date he satisfies the eligibility requirements set forth in Section 1.01 above.
SECTION 2 - CONTRIBUTIONSSECTION 2 - CONTRIBUTIONS
2.01    Section 401(k) Contributions and After-Tax Contributions2.01    Section 401(k) Contributions and After-Tax Contributions
(a)    A Participant is entitled to make or modify an Enrollment Election which shall be effective as of the first day of the next payroll period. The Enrollment Election will provide for the designation of the amount specified by the Participant and a corresponding contribution of such amount to the Plan by the Employer as a Section 401(k) Contribution that will be allocated to the Participant's Section 401(k) Account. The Enrollment Election will also provide for the deduction of the Compensation of the Participant (but limited only to non-highly compensated Participants who, on the date this document is executed, are making After-Tax Contributions) and the corresponding contribution of such amount to the Plan by the Employer as an After-Tax Contribution that will be allocated to the Participant's After-Tax Account. The Plan Administrator may permit a Participant to make special Enrollment Elections with regard to all or a portion of the payment of bonuses or other single sum payments (unless such amounts are specifically excluded from the amount of compensation that may be deferred by the Participant), and may permit a Participant to make contributions directly to the Plan through the Plan Administrator, in lieu of an Enrollment Election, of the amount of After-Tax Contributions the Participants may elect to contribute for a Plan Year. Notwithstanding the foregoing, Section 401(k) Contributions and After-Tax Contributions may be discontinued as of the last day of any payroll period. Notwithstanding the foregoing, a Participant whose right to make Section 401(k) Contributions has been suspended pursuant to the hardship provisions set forth in Section 9.03, shall not be entitled to make an Enrollment Election.
The Plan Administrator may establish rules and regulations that provide for the receipt of such Enrollment Election by not later than the date(s) specified by the Plan Administrator in order for such election to be processed by the date(s) specified above. The Plan Administrator may specify the maximum percentage of Compensation that may be deferred by a Participant, and further limit the amount of Section 401(k) Contributions and After-Tax Contributions that a Participant may make during a Plan Year in order to comply with the limitations set forth in Section 3.
In lieu of requiring an Employee to complete an Enrollment Election, the Plan Administrator will elect on behalf of each newly hired Employee to have 2 percent of his Compensation contributed to the Plan, with such amounts commencing on and after the date the Employee first becomes a Participant in the Plan, and will treat such amounts as Section 401(k) Contributions made by the Employer on behalf of such Employee. Under this automatic enrollment arrangement, the Plan will provide the Employee with a notice written in a manner calculated to be understood by an average Employee for whom the automatic election applies which contains:

(i)
an explanation of the automatic enrollment election and amount, the Employee's right to change or revoke the election and the procedures and timing requirements for changing or revoking the election; and

(ii)	an explanation of how contributions made on the Employee's behalf will be invested if the Employee does not direct his Account.
The notice described above shall be provided to the Employee prior to the date on which the Employee's deferrals will commence under this paragraph, and again to the Employee prior to the beginning of each Plan Year.
(b)    An actively employed Participant who has attained or will attain age 50 by the last day of any calendar year and who is prevented from making additional Section 401(k) Contributions to the Plan for a Plan Year as a result of a Plan limitation on the amount or percentage of such contributions the Participant may make for a Plan Year, the limitations imposed by Section 3 of the Plan (other than limitations on the amount of Catch-up Contributions a Participant may make to the Plan) or any other applicable Plan limitation, may make Section 401(k) Contributions to the Plan in excess of such limitations, with such contributions being referred to as “Catch-up Contributions.”
Catch-up Contributions shall not be subject to the otherwise applicable limitations described in Sections 401(a)(30), 401(k)(3), 404(h), 410(b), 415 or 416 of the Code, or any other applicable limitation for the relevant Plan Year, Limitation Year or calendar year for which such contribution is credited.

The provision of this paragraph (c) shall be applicable on an equivalent basis to all Participants in the Plan who are eligible to make Section 401(k) Contributions and to similarly situated participants in any other plan sponsored by an Employer or Affiliate that provides for elective deferrals under a “qualified cash or deferred arrangement” (within the meaning of Treasury Regulation 1.401(k)‑1(a)(4)).
(c)    Section 401(k) Contributions will be contributed by the Employer to the Trustee as soon as practicable after the date the amounts otherwise would have been paid to the Participant, but not later than the time period set forth in Employee Benefits Security Administration Regulation 2510.3‑102.
2.02    Matching Contributions2.02    Matching Contributions
The Employer will make Matching Contributions to the Matching Contribution Account of each Participant for whom a Section 401(k) Contribution is made during the Plan Year, excluding Catch-up Contributions, in accordance Section 3.05 below. Matching Contributions are allocated on a payroll basis, and reallocated on annual basis after each Plan Year end.
2.03    Rollover Contributions2.03    Rollover Contributions
Subject to the Plan Administrator's reasonable determination that a Rollover Contribution meets the requirements of Section 402(c) of the Code; and, except as provided below, a Participant who is employed by the Employer may contribute to the Plan, as a Rollover Contribution, a distribution from an “eligible retirement plan,” within the meaning of Code Section 402. Amounts from a Roth IRA or after-tax contributions from a traditional IRA or a simplified employee pension may not be rolled over to the Plan. After-tax contributions from other eligible retirement plans (including Roth contributions) may not be rolled over to the Plan. Amounts so rolled over will be credited to and maintained in the Participant's Rollover Account. Amounts transferred directly from another eligible retirement plan to the Plan pursuant to Section 401(a)(31) of the Code will be treated as a Rollover Contribution.
2.04    Direct Transfers2.04    Direct Transfers
The Plan Administrator may authorize the merger, consolidation or transfer of a Participant's Account to another qualified plan. The Plan Administrator may also authorize the receipt of a Participant's account held by another plan and received by the Plan as a result of merger, consolidation or transfer.
Transfers from the Plan or received by the Plan may include plan-to-plan transfers, transfers made in accordance with Code Section 411(d)(6)(D) and elective transfers within the meaning of Treasury Regulation 1.411(d)‑4, Q&A‑3(b).
Amounts received by the Plan pursuant to this section will be allocated to a Participant's transfer account or the accounts specified by the Plan Administrator. To the extent required by Code Section 411(d)(6), the Plan will preserve the forms of benefit relating to that portion of a Participant's Account acquired pursuant to this section and will specify such forms in the Plan or an amendment to the Plan. To the extent that the transferred amounts consist of salary deferral contributions pursuant to Section 401(k) of the Code, such amounts may not be distributed from the Plan prior to the time Section 401(k) Contributions may be distributed from the Plan.
2.05    Top Heavy Minimum Required Contribution2.05    Top Heavy Minimum Required Contribution
If, for any Plan Year, the Plan is a “Top Heavy Plan” (as defined in Section 18.01(f)), the Employer may be required to make contributions to the Accounts of certain “Non-Key Employees” (as defined in Section 18.01(b) of the Plan) in accordance with Section 18 of the Plan.

2.06    Certain Make-up Contributions2.06    Certain Make-up Contributions
(a)    A Participant who is absent from active employment with the Employer by reason of service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) will be permitted, upon returning to active employment, to the extent such Participant's reemployment rights under the Plan are protected by the Uniformed Services Employment and Reemployment Rights Act, to make additional Section 401(k) Contributions or After-Tax Contributions (hereinafter referred to as “make-up contributions”) of an amount not greater than the maximum amount of contributions that the Participant would have been permitted to make had the Participant been actively employed by the Employer and eligible to make Section 401(k) Contributions during his period of Qualified Military Service. Such a Participant will be permitted to make make-up contributions during a period that begins on the date that the Participant returned to active employment with the Employer and ends on the date that is the lesser of: (i) the product of three and the period of Qualified Military Service immediately prior to the Participant's date of return to active employment; and (ii) five years.
The Employer will make Matching Contributions to the Matching Contribution Account of the Participant equal to the amount of Matching Contributions that would have been allocated to such Participant had the make-up contributions been made during the period of Qualified Military Service.
No earnings will be credited by the Plan with respect to make-up contributions until received by the Trust.
(b)    Make-up contributions will not be subject to the limitations set forth in Section 3 of the Plan with respect to the year such amounts were made; however, such amounts will be subject to the limitations set forth in Section 3 of the Plan with respect to the year in which such amounts relate in accordance with rules promulgated by the Secretary of the Treasury. In addition, a Participant's ability to make contributions pursuant to this section will have no effect on the determination of a Participant's deferral percentage or contribution percentage determined pursuant to Section 3.
SECTION 3 - LIMITATIONS ON ALLOCATIONSSECTION 3 - LIMITATIONS ON ALLOCATIONS
3.01    Limitations on Annual Additions3.01    Limitations on Annual Additions
(a)    Annual Additions to each Participant's Account will not exceed the lesser of (i) $49,000 (as adjusted for cost‑of‑living increases and as permitted by the IRS in accordance with Code Section 415(d) after the 2011 Limitation Year; or (ii) 100% of the Participant's “Section 415 Limit Compensation” paid or made available for the applicable Limitation Year. The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition. If the Annual Additions allocated to a Participant's Account for a Limitation Year is in excess of the limitations set forth in this paragraph, such excess will be considered an “excess Annual Addition.”
For the purpose of this section, Section 415 Limit Compensation means wages, within the meaning of Section 3401(a) of the Code, for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

Section 415 Limit Compensation will also include “elective deferrals,” as such term is defined by Section 402(g)(3) of the Code, and amounts contributed or deferred at the election of the Participant by the Employer that are not includable in the gross income of the Participant by reason of Section 125, Section 132(f) or Section 457 of the Code. Section 415 Limit Compensation shall not include contributions to a Participant's Account for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) after a Participant's separation from service, notwithstanding the fact that such contributions may otherwise be treated as Annual Additions. Amounts payable to a Participant under an arrangement pursuant to Section 125 of the Code shall include the amount of compensation not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount payable under an arrangement under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.
(b)    Except as provided below, the following amounts otherwise meeting the definition of Section 415 Compensation may only be treated as Section 415 Compensation if such amounts are paid not later than 2 ½ months after the Participant's “severance from employment” [within the meaning of Treasury Regulation 1.415(a)‑1(f)(5)] from the Employer and each Affiliate or the end of the Limitation Year that includes the date of severance from employment from the Employer and each Affiliate:

(i)
regular payments received by the Participant after severance from employment if (A) the payments are regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments; and (B) the payments would have been paid to the Participant prior to severance from employment if the Participant had continued in employment with the Employer.

(ii)
payment for unused accrued bona fide sick, vacation or other leave received after severance from employment, but only if the Participant would have been able to use the leave if employment continued and such amounts would have been included in the definition of compensation if the amounts were paid prior the Participant's severance from employment.

Notwithstanding the foregoing, Section 415 Compensation shall include, regardless of whether paid within the time period specified above, payments from the Employer to an individual who does not currently perform services for the Employer by reason of Qualified Military Service to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering into Qualified Military Service.
Notwithstanding the foregoing, Section 415 Compensation shall not include the following amounts: (A) amounts paid to a Participant who is permanently and totally disabled [as defined in Code Section 22(e)(3)]; (B) amounts that are treated as severance pay or parachute payments [within the meaning of Code Section 280G(b)(2)] if paid after severance from employment; or (C) payments under a nonqualified unfunded deferred compensation plan which are paid after severance from employment.
For Limitation Years beginning on or after July 1, 2007, Section 415 Compensation shall be subject to the dollar limitation set forth in Code Section 401(a)(17)(A), as adjusted by 401(a)(17)(B).
If a Plan is terminated effective as of a date other than the last day of the Plan's Limitation Year, the Plan is treated for purposes of this section as if the Plan was amended to change its Limitation Year. As a result of this deemed amendment, the Code Section 415(c)(1)(A) dollar limit must be prorated under the short Limitation Year rules.
(c)    The Plan shall incorporate by reference the provisions of Section 415 of the Code and final regulations thereunder to the extent not set forth above.
3.02    Corrective Adjustments3.02    Corrective Adjustments
If excess Annual Additions are the result of Annual Additions to more than one plan of an Employer or Affiliate, the excess Annual Additions shall be first taken from this Plan. Notwithstanding Section 3.01, excess Annual Additions shall be corrected in the manner permitted by the Internal Revenue Service in accordance with its Employee Plans Compliance Resolution System, as set forth in Rev. Proc. 2008-50, or other successor guidance.
3.03    Maximum Section 401(k) Contributions3.03    Maximum Section 401(k) Contributions
For each calendar year, the Section 401(k) Contributions made by a Participant, excluding amounts treated as excess Annual Additions pursuant to Section 3.02 or amounts treated as Catch-up Contributions, shall not exceed the dollar limitation set forth in Section 402(g)(1) of the Code, as adjusted by Section 402(g)(4) of the Code. Catch-up Contributions made by a Participant shall not exceed the dollar limitation set forth in Code Section 414(v)(2)(B) (as adjusted in accordance with Code Section 414(v)(2)(C)) or the limitation described in Code Section 414(v)(2)(A)(ii).
If a Participant's Section 401(k) Contributions (including Catch-up Contributions), combined with elective deferrals to other plans which are required to be aggregated with this Plan for the purpose of determining the limitations set forth in the preceding paragraph, exceed either of the limitations set forth in the preceding paragraph, the Participant may assign to the Plan any portion of the amount in excess of the applicable limitation (“excess deferrals”) by notifying the Plan Administrator in writing of the amount to be treated as an excess deferral by March 1st of the year following the calendar year in which the excess relates. Notwithstanding the foregoing, a Participant is not required to notify the Plan with regard to excess deferrals that arose solely from Section 401(k) Contributions and Catch-up Contributions to the Plan and elective deferrals to other plans sponsored by the Employer or its Affiliates. The amount of excess deferrals, and allocable income, will be distributed to the Participant no later than April 15 of the calendar year first following the calendar year in which the excess deferrals arose. For this purpose, “income” will be determined by including the Participant's share of the allocable gain or loss on the deferrals made by the Participant during the calendar year in which such excess is attributable. Commencing on and after January 1, 2006 and prior to January 1, 2008, to the extent required by law, gain or loss shall include the allocable gain or loss for the period between the end of the taxable year and the date of distribution to the Participant to the extent that the Participant would have otherwise received such gain or loss for such period if the Participant's entire Account were distributed. The allocable gain or loss will be calculated under one of the methods set forth in Treasury Regulation 1.402(g)‑1(e)(5)(ii) or (iii), with one such method being applied consistently to all affected Participants.
3.04    Maximum After-Tax and Matching Contributions3.04    Maximum After-Tax and Matching Contributions
(a)    For a Plan Year, but solely with regard to the extent that the Plan does not comply with the safe-harbor requirements set forth in Section 3.05, the contribution percentage for eligible Highly-Compensated Employees will not exceed the greater of (i) 125% of the contribution percentage for eligible Non-Highly-Compensated Employees; or (ii) the lesser of (A) 200% of the contribution percentage for eligible Non-Highly-Compensated Employees; or (B) the contribution percentage for eligible Non-Highly-Compensated Employees plus two percentage points. The calculation shall be computed to the nearest hundredth of a percentage point. The Plan will not fail to satisfy the requirements of this subsection (a) to the extent that all eligible employees under the Plan for a Plan Year are Highly-Compensated Employees. The limitation of this subsection (a) shall apply separately to groups of Highly-Compensated and Non-Highly-Compensated Employees if (i) such employees are required by Code Section 401(m) or applicable regulations thereunder to be disaggregated, or (ii) to the extent such groups may be permissibly disaggregated and the Plan Administrator elects to apply the contribution percentage test separately to such groups of employees. Plans may be aggregated in accordance with this subsection only if they have the same contribution percentage testing method. The aggregation and restructuring rules of Treasury Regulation 1.401(m)‑1(a)(4) are hereby incorporated by reference. The requirements of this subsection shall be treated as being satisfied if contributions are made for collectively bargained employees and the plan (or portion of such plan) automatically satisfies Section 410(b) of the Code.
If the Plan Administrator elects to apply Code Section 410(b)(4)(B) in determining whether the contributions described in this section meet the requirements set forth in Code Section 410(b)(1), the Plan Administrator may exclude from consideration, in determining whether the arrangement meets the requirements of this subsection (a), all eligible Participants (other than Highly-Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A). The Plan may also be disaggregated into separate plans whereby contribution percentages are determined separately for all eligible Participants who have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and for all eligible Participants who have not completed such minimum age and service requirements.
(b)    For purposes of this section, the “contribution percentage” for eligible Highly-Compensated Employees and eligible Non-Highly-Compensated Employees is the average of the ratios (calculated separately for each person in either the Highly- or Non-Highly-Compensated Employee group) of (i) the After-Tax Contributions and Matching Contributions (including qualified matching contributions and qualified non-elective contributions contributed to the Plan which are not used to satisfy the deferral percentage test paid under the Plan on behalf of each such eligible Employee for the applicable plan year, and the portion of a Participant's Section 401(k) Contributions if any, that are not required to be used to satisfy the deferral percentage test, divided by (ii) the Employee's Compensation for the Plan Year. The calculation shall be computed to the nearest hundredth of a percentage point.
Notwithstanding the foregoing, the following Matching Contributions shall not be taken into account in determining a Participant's contribution percentage:

(i)	Matching Contributions attributable to a Participant's period of Qualified Military Service;

(ii)
Matching Contributions that are forfeited in order to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions; and

(iii)
Disproportionate matching contributions (as defined in Treasury Regulation 1.401(m)‑2(a)(5)(ii)) and disproportionate qualified non-elective contributions (as defined in Treasury Regulation 1.401(m)‑2(a)(6)(v)).

The contribution percentage for a Participant who is a Highly-Compensated Employee for the Plan Year and who is eligible to have Matching Contributions or After-tax Contributions allocated under two or more plans that are maintained by the Employer and which are not required to be disaggregated shall be determined as if such contributions are made under a single arrangement. If the plans mentioned in the preceding sentence have different plan years, then all contributions made to all such plans during the Plan Year being tested shall be treated as contributions under this Plan without regard to the plan years of the other plans.
For the purpose of this subsection (b), if, for any Plan Year, the definition of “Compensation” as defined in Section 21 does not meet the requirements of Code Section 414(s) and Treasury Regulation 1.414(s)‑1, the definition of “Section 415 Compensation” as set forth in Section 3.01(a) shall be substituted.
For the purpose of this subsection (b), “applicable plan year” means, for the group of eligible Highly-Compensated Employees described in subsection (a) above, the current Plan Year, and for the group of eligible Non-Highly-Compensated Employees described in subsection (a) above, either the current Plan Year or the immediately preceding Plan Year, as specified below. To the extent the Plan provides that the applicable plan year is the current Plan Year for the eligible group of Non-Highly-Compensated Employees, the Sponsor may only amend such testing method to provide for testing based on the immediately preceding Plan Year only if the Plan has used the current Plan Year method for each of the preceding five Plan Years (or if less, the number of Plan Years that the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(D)(i), the Employer maintains both a plan using the current Plan Year method and the prior Plan Year method and the change is made within the transition period described in Code Section 410(b)(6)(ii). The testing method selected in this paragraph for the eligible group of Non-Highly-Compensated Employees is the current Plan Year method.
(c)    In determining whether the Plan satisfies the contribution percentage test set forth in subsection (b) above, all contributions described in subsection (b) above that are made by or on behalf of Participants under any other plan or plans that are required to be aggregated with the Plan for purposes of satisfying Code Sections 401(m), 401(a)(4) or 410(b) shall be included in the contribution percentage test. Plans are required to be aggregated in accordance with this subsection only if they use the same contribution percentage testing method.
(d)    A contribution percentage will be calculated for each Participant who is eligible to have the contributions described in this subsection (b) allocated to his Account assuming such person has satisfied any eligibility requirements to receive a Matching Contribution or such person's right to make Section 401(k) Contributions was suspended pursuant to Section 9.03 as a result of receiving a hardship distribution.
(e)    The Plan will not be treated as failing to meet the requirements of this section for any Plan Year if, before the close of the following Plan Year (and if practical, to avoid certain excise taxes, before the close of the first 2½ months of the following Plan Year), the amount of the excess aggregate contributions for such Plan Year and any income allocable to such contributions is forfeited and used to reduce subsequent contributions by the Employer, if forfeitable; or distributed, if not forfeitable, not later than the last day of the Plan Year following the Plan Year to which such excess aggregate contribution relates. For this purpose, “income” will mean the sum of the allocable gain or loss on such contributions for the Plan Year in which the excess aggregate contribution arose. Effective for the Plan Year commencing on or first following January 1, 2006, but not any Plan Year thereafter, the allocable gain or loss shall include the period between the end of the Plan Year and the date of distribution or forfeiture to the extent that the Participant would have otherwise received the gain or loss for such period if the Participant's entire Account were distributed. The allocable gain or loss will be calculated under one of the methods set forth in Treasury Regulation 1.401(m)‑2(b)(2)(iv), with one such method being applied consistently to all affected Participants. For Plan Years commencing on or after January 1, 2007, gain or loss shall not include the allocable gain or loss for the period between the end of the Plan Year and the date of distribution to the Participant.

(f)    Any distribution of excess aggregate contributions for any Plan Year will be made to Highly-Compensated Employees determined by allocating such amounts to the Highly-Compensated Employees with the largest excess contribution percentage dollar amounts, beginning with the Highly-Compensated Employee with the largest dollar amount and continuing in descending order to the Highly-Compensated Employee with the next highest dollar amount, etc., until all of the excess aggregate contributions have been allocated. For purposes of this subsection, the term “excess aggregate contributions” will mean, with respect to a Plan Year, the excess of (i) the aggregate amount of the contributions actually made on behalf of Highly-Compensated Employees for such Plan Year included in the contribution percentage, over (ii) the maximum amount of such contributions permitted under the contribution percentage requirement described in subsection (a) above, determined by hypothetically reducing the contributions made on behalf of Highly-Compensated Employees in order of their contribution percentages, beginning with the highest contribution percentage.
3.05    Safe-Harbor Provision ‑‑ Matching Contributions3.05    Safe-Harbor Provision ‑‑ Matching Contributions
Effective for the Plan Year commencing on and after January 1, 2011, the Plan shall meet the safe-harbor requirements of Sections 401(k)(12) and 401(m)(11) of the Code for each Plan Year. Each Plan Year shall be 12 months long except in the case of the first Plan Year of a newly established plan, in which case, the Plan Year shall be at least three months long. In addition, if the safe-harbor requirements of this section are added to an existing profit sharing plan for the first time, the Plan shall be amended to incorporate the safe-harbor requirements not less than three months prior to the end of the Plan Year, and the initial Plan Year including the safe-harbor provisions shall be effective for a period of at least three months ending on the last day of the Plan Year. As a result, except in the case of a Plan amendment during the Plan Year eliminating the safe-harbor requirements, the provisions relating to the actual deferral percentage test set forth in Section 401(k)(3) of the Code and the actual contribution percentage test set forth in Section 401(m)(2) of the Code shall not be applicable for the Plan Year. In accordance with such election:
(a)    the percentage of Matching Contribution allocated to a Participant's safe-harbor Matching Contribution Account shall be equal to 100% of a Participant's Section 401(k) Contributions, up to and including 3% of his Compensation, and 50% of his Section 401(k) Contributions which are more than 3% but not more than 5% of his Compensation. A Participant's Matching Contribution percentage shall in no event:

(i)	exceed 6% of a Participant's Compensation; or

(ii)	increase as the amount of a Participant's Section 401(k) Contributions increase.
Matching Contributions shall be nonforfeitable when made and shall not be distributed prior to the time Section 401(k) Contributions may be distributed pursuant to the terms of the Plan (except that Matching Contributions may not be distributed from the Plan on account of a Participant's financial hardship). Matching Contributions made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a Plan Year) must be contributed to the Plan by the last day of the immediately following Plan Year quarter.
(b)    The Employer will notify each of its Participants who are expected to be eligible to make Section 401(k) Contributions at any time during the Plan Year in which the Plan is a safe-harbor Plan of such Participant's rights and obligations under the Plan. Such notice shall be written in a manner calculated to be understood by the average Participant. For active Participants, the notice will be provided at least 30 days and not more than 180 days or within a reasonable time prior to the beginning of each Plan Year, and for Employees who are expected to become Participants, the notice shall be provided within a reasonable time prior to the date that the Participant first becomes eligible to make Section 401(k) Contributions for the Plan Year.
(c)    In addition to any other election periods provided under the Plan, the Participant may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Section 3.05(b) above.
(d)    The Plan shall not be amended during the Plan Year to eliminate the safe-harbor requirement unless the Plan is first amended to set forth the applicable provisions governing the actual deferral percentage test, Participants are notified of the consequences of the amendment, and Participants are provided with a reasonable opportunity prior to the effective date of the amendment to modify their Enrollment Elections. If the Plan is terminated during a Plan Year and the termination date results in a short Plan Year, the Plan shall remain subject to the safe-harbor provisions set forth in this Section 3.05 for the Plan Year in which the termination has occurred provided that the termination is on account of an acquisition or disposition transaction described in Code Section 410(b)(6)(C), or if the termination is on account of the Employer's substantial business hardship with the meaning of Code Section 412(d).
(e)    The Plan shall not permit after-tax contributions subject to Code Section 401(m) to be made for any Plan Year in which the Plan is a safe-harbor plan unless the Plan is first amended to set forth the applicable provisions governing the actual contribution percentage test.
(f)    In accordance with Code Section 410(b)(4)(B), the Plan may also be disaggregated into separate plans whereby deferral and contribution percentage tests are performed separately for all eligible Participants who have not completed the minimum age and service requirements of Section 1.01 of the Plan, which will be treated as a safe-harbor plan for all eligible Participants who have completed such minimum age and service requirements.
(g)    The definition of “Compensation” used in this Section 3.05 shall meet the requirements of Code Section 414(s) and Treasury Regulation 1.414(s)‑1.
(h)    This Section 3.05 shall be treated as complying with the safe-harbor provisions of Code Section 401(k)(12)(B) to the extent that each Highly-Compensated Employee is not simultaneously a participant under two plans of an Employer or Affiliate that provide for matching contributions and that the period used to determine compensation under each such plan is limited to periods during which the Highly-Compensated Employee participated in the Plan.
(i)    The preceding Section 3.04 of the Plan shall apply to the extent that the Plan does not satisfy the requirements of this Section 3.05.
SECTION 4 - PARTICIPANTS' ACCOUNTSSECTION 4 - PARTICIPANTS' ACCOUNTS
4.01    Establishment of Accounts4.01    Establishment of Accounts
The Plan Administrator will establish and maintain, to the extent necessary, the following Accounts for each Participant: a Matching Contribution Account, a safe harbor Matching Contribution Account, a Section 401(k) Account, an After-Tax Account, and a Rollover Account. The Plan Administrator may also establish other accounts as it deems necessary for the proper administration of the Plan. All of the preceding accounts maintained for a Participant will be referred to in the aggregate as the Participant's “Account.”
4.02    Investment of Accounts4.02    Investment of Accounts

The Plan Administrator will establish and maintain three or more investment funds for the investment of a Participant's or Beneficiary's (“directed Account(s)”). One such fund may be an employer stock fund consisting of common stock of the Employer and cash or cash equivalents as needed to meet the obligations of the fund. The Plan Administrator has the authority to direct the Trustee to merge, modify or delete any existing investment funds or to create additional investment funds. Each sum credited to a Participant's or Beneficiary's directed account(s) will be invested by the Trustee in such investment funds through directions given by the Participant or Beneficiary to the Plan Administrator (or, if permitted by the Plan Administrator, to any person or entity designated by the Plan Administrator). The Plan Administrator may establish procedures and limitations with regard to the investment of directed accounts, including specifying the day or dates during the Plan Year in which a Participant or Beneficiary may make or change his investment direction and any deadlines necessary to timely process a Participant's investment direction.
For Plan Years commencing on or after January 1, 2007, the Plan shall permit a Participant or Beneficiary to diversify that portion of his Section 401(k) Account holding employer securities [within the meaning of Section 407(d)(1) of ERISA] at periodic, reasonable times no less frequently than quarterly and in accordance with Section 401(a)(35) of the Code and applicable guidance thereunder. The Plan shall permit a Participant or Beneficiary to diversify that portion of his Matching Contribution Account (other than Section 401(k) Contributions) which is invested is employer securities at periodic reasonable times no less frequently than quarterly after such Participant or Beneficiary has been credited with at least three “years of service” (within the meaning of Code Section 411(a)(5).
The Plan Administrator may permit a Participant or Beneficiary to invest his Account by written instructions to the Plan Administrator, through the Internet, by telephone or through the use of any means not prohibited by the Internal Revenue Service or the Department of Labor, and to receive all information necessary to make such investment instructions, and receive confirmation of such instructions, in a similar manner. The Plan Administrator may limit the methods used by the Participant or Beneficiary to one or more of the methods described in this paragraph.
If a Participant or Beneficiary fails to direct his Account, such Account will be directed by the Trustee into one or more of the investment options offered under the Plan, as specified by the Plan Administrator.
4.03    Voting of Employer Stock4.03    Voting of Employer Stock
The Plan Administrator shall establish procedures regarding the manner in which common stock of the Employer held in a Participant's or Beneficiary's Account will be voted or not voted. The Plan Administrator may establish procedures for the notification of Participants and Beneficiaries of matters on which a vote is to be taken, and may provide that the Participant or Beneficiary is the named fiduciary responsible for voting the common stock of the Employer (“Employer Stock”).
Each Participant or Beneficiary shall have the sole right to direct the Trustee as to the manner in which to respond to a tender or exchange offer for Employer Stock allocated to such Participant's or Beneficiary's Account. The Plan Administrator shall use its best efforts to notify or cause to be notified each Participant and Beneficiary of any tender or exchange offer to holders of Employer Stock, together with appropriate forms for directing the Trustee as to the manner in which to respond to such tender or exchange offer. Upon timely receipt of directions from a Participant or Beneficiary, the Trustee shall respond to the tender or exchange offer in accordance with, and only in accordance with, such directions.

If the Trustee does not receive timely directions from a Participant or Beneficiary under this section, the Trustee shall tender, sell, convey or transfer any Employer Stock allocated to a Participant's or Beneficiary's Account in response to any tender or exchange offer in proportion to the voted shares.
SECTION 5 - VALUATION OF PARTICIPANTS' ACCOUNTSSECTION 5 - VALUATION OF PARTICIPANTS' ACCOUNTS
5.01    Valuations5.01    Valuations
The Trust Fund shall be valued as of each Valuation Date. On the basis of such valuation, Participants' and Beneficiaries' Accounts will be adjusted to reflect the effect of income received or accrued, realized and unrealized profits and losses, expenses, payments to Participants and Beneficiaries and all other transactions in the period since the immediately preceding Valuation Date.
5.02    Method of Adjustment5.02    Method of Adjustment
Each Participant's or Beneficiary's Account will be adjusted for contributions, withdrawals, earnings, losses, Plan expenses and other debits or credits in accordance with procedures established by the Plan Administrator. Such adjustments will be made at least once during a Plan Year, at a specific inventory date or dates and in accordance with a method consistently followed and uniformly applied. The fair market value of the assets of the Trust on the inventory date(s) will be used for this purpose, and the Accounts of Participants and Beneficiaries will be adjusted in accordance with the valuation. Adjustments will generally be made on a pro rata basis, except that expenses and other miscellaneous items may be adjusted on a per capita basis if the method of allocating expenses satisfies Section 401(a)(4) of the Code. The Plan may choose to assess expenses of the Plan to Participants and Beneficiaries who are not employed by the Employer on a separate basis from those Participants who are employed by the Employer.
Earnings and losses of the Trust Fund will be allocated to the Participant's or Beneficiary's adjusted Account. Where there is more than one investment fund in the Trust Fund, calculations of earnings or losses will be based upon the portion of the Participant's or Beneficiary's Account that is invested in an investment fund. If Participants or Beneficiaries are permitted to direct the investment of their Accounts, calculations of earnings or losses will be based upon the investment performance of the investments selected by the Participant or Beneficiary.
SECTION 6 - RETIREMENT BENEFITSSECTION 6 - RETIREMENT BENEFITS
6.01    Eligibility for Retirement6.01    Eligibility for Retirement
A Participant who terminates his employment with the Employer and all Affiliates on or after attaining his Early Retirement Age or Normal Retirement Age will become fully vested and eligible for a retirement benefit equal to the entire value of his Account. Subject to the cash-out provisions of Section 11.04, a Participant who is eligible for a distribution pursuant to this section may elect to receive the distribution from among the forms of benefit set forth in Section 11.01.
SECTION 7 - DEATH BENEFITSSECTION 7 - DEATH BENEFITS
7.01    Eligibility for Death Benefit7.01    Eligibility for Death Benefit
The Beneficiary of a Participant who dies prior to his termination of employment with the Employer and all Affiliates will be fully vested and entitled to the entire value of the deceased Participant's

Account. The Beneficiary of a Participant who dies on or after his termination of employment with the Employer and all Affiliates will be entitled to the vested value of the deceased Participant's Account.
Effective for deaths occurring on or after January 1, 2007, if a Participant dies while performing Qualified Military Service, the Beneficiaries of the Participant are entitled to all additional death benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan as if the Participant had resumed employment with the Employer and then died.
7.02    Designation of Beneficiary7.02    Designation of Beneficiary
(a)    Subject to the provisions of Section 7.03, each Participant will designate, by a written instrument filed with the Plan Administrator, one or more Beneficiaries who, upon the death of the Participant, will be entitled to receive the death benefit described in Section 7.01. If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments shall be made to each Beneficiary. To the extent that the Participant does not specify either the sequence or proportion in which payments are to be made to each Beneficiary, payments will be made in equal shares to all named Beneficiaries then living at the time of the Participant's death. To the extent otherwise consistent with the Plan, a Participant may change his Beneficiary from time to time by written notice delivered to the Plan Administrator in the manner prescribed by the Plan Administrator. If no Beneficiary has been designated or if no Beneficiary is living (if a person) or in existence (if an entity) at the time of the Participant's death, payment of such death benefit, if any, to the extent permitted by law, will be made to the surviving person or persons in the first of the following classes of successive preference of Beneficiaries: (i) Surviving Spouse; (ii) natural and adopted children or their issue per stirpes; (iii) parents or the survivor thereof; or (iv) executors or administrators of the estate of such deceased Participant. Any minor's share will be paid to such adult or adults as have, in the opinion of the Plan Administrator, assumed custody and support of such minor. Proof of death satisfactory to the Plan Administrator shall be furnished prior to the payment of any death benefit under the Plan.
(b)    After the death of the Participant, his Beneficiary may name in a writing filed with the Plan Administrator an individual or individuals to receive the Beneficiary's interest under the Plan. If such Beneficiary fails to designate a beneficiary or if the beneficiary is not living (if a person) or in existence (if an entity) at the time of the Participant's death, the death benefit payable to the Beneficiary will be payable to the estate of the Beneficiary.
7.03    Distribution of Death Benefit7.03    Distribution of Death Benefit
If a Participant dies without a Surviving Spouse and prior to the commencement of his retirement benefits, the death benefit described in Section 7.01 will be distributed to his Beneficiary. Subject to the cash-out provisions of Section 11.04, the Beneficiary who is eligible for a distribution in accordance with this section may elect to receive the distribution from among any of the forms of benefit available to unmarried Participants as set forth in Section 11.01.
If a Participant dies with a Surviving Spouse and prior to the commencement of his retirement benefits, the death benefit described in Section 7.01 will be paid to his Surviving Spouse unless his Spouse consents to an alternate Beneficiary. Subject to the cash-out provisions of Section 11.04, the Surviving Spouse or Beneficiary who is eligible for a distribution in accordance with this section may elect to receive the distribution from among any of the forms of benefit available to unmarried Participants as set forth in Section 11.01. For purposes of the preceding sentence, the consent of the Spouse shall (a) be in writing; (b) designate a specific Beneficiary, including any class of beneficiaries or contingent beneficiaries, which may not be changed without the consent of the Spouse (or the Spouse expressly permits designations by the Participant without further consent of the Spouse); (c) acknowledge the effect of such consent; and (d) be witnessed by a Plan representative or notary public. Notwithstanding the foregoing, the consent of a Spouse shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that there is no Spouse, the Spouse cannot be located, the Spouse and Participant are legally separated or the Participant has been abandoned and the Participant has a court order to such effect, or the consent of a Spouse is not otherwise required as set forth in federal regulations or other guidance.
If a Participant dies after the commencement of his retirement benefit and prior to the complete distribution of his Account, his Beneficiary will be entitled to the remaining amount in his Account. In such case, if the Participant either fails to designate a Beneficiary or a Beneficiary is not living (if a person) or in existence (if an entity) at the time of the Participant's death, such death benefit will be payable to the surviving person or persons in accordance with Section 7.02(a).
All distributions made pursuant to this section will also comply with the provisions of Section 11.03.
SECTION 8 - DISABILITY BENEFITSSECTION 8 - DISABILITY BENEFITS
8.01    Amount of Disability Benefit8.01    Amount of Disability Benefit
A Participant who becomes “totally and permanently disabled,” as defined in Section 8.02 below, will become fully vested and entitled to the entire value of his Account. Subject to the cash-out provisions of Section 11.04, a Participant who is eligible for a distribution pursuant to this section may elect to receive the distribution from among the forms of benefit set forth in Section 11.01.
8.02    Determination of Total and Permanent Disability8.02    Determination of Total and Permanent Disability
A Participant will be considered to be “totally and permanently disabled” if it is established by a licensed physician selected by the Plan Administrator that, while the Participant was employed by the Employer or an Affiliate, the Participant suffered a physical or mental condition that renders the Participant either unable to perform the duties of his/her customary position of employment for an indefinite period, or incapable of continuing any gainful occupation, that the Plan Administrator considers to be of long term duration. The determination by the Plan Administrator with respect to whether a Participant is totally and permanently disabled will be made in a nondiscriminatory manner.
SECTION 9 - IN-SERVICE DISTRIBUTIONS AND DISTRIBUTIONS UPON SEVERANCE FROM EMPLOYMENTSECTION 9 - IN-SERVICE DISTRIBUTIONS AND DISTRIBUTIONS UPON SEVERANCE FROM EMPLOYMENT
9.01    Amount of Benefits Upon Severance From Employment9.01    Amount of Benefits Upon Severance From Employment
A Participant who incurs a severance from employment from the Employer and all Affiliates for any reason other than retirement (pursuant to Section 6), death (pursuant to Section 7) or disability (pursuant to Section 8) will be entitled to receive the vested portion of his Account. Such nonforfeitable percentage will be determined in accordance with Section 10.01 of the Plan. A Participant who is eligible for a distribution pursuant to this section may, subject to the cash-out provisions of Section 11.04, elect to receive the distribution from among the forms of benefit set forth in Section 11.01. If a successor employer maintains the Plan with respect to a Participant, or is obligated to receive a transfer of the Participant's Account, the Participant will not be treated as having a severance from employment.

Participants who are:
(a)    laid-off from the Employer for a temporary period of time, or
(b)    on an absence designated by the Employer under its standard personnel practices as a “leave of absence,” shall not be treated as having had a severance from employment during such period.
9.02    In-Service Distributions Upon Attainment of Normal Retirement Age9.02    In-Service Distributions Upon Attainment of Normal Retirement Age
A Participant who has attained his Normal Retirement Age may withdraw from the Plan in the form of a single sum all or a portion of his Account. The Plan Administrator may, on a nondiscriminatory basis, devise reasonable administrative rules implementing this section, including rules governing the frequency with which a Participant may make withdrawals and the manner in which such withdrawals will be charged against the Participant's Account.
9.03    Hardship Distributions9.03    Hardship Distributions
(a)    A Participant who is an Employee may apply to the Plan Administrator for a hardship distribution from his Section 401(k) Account equal to the smaller of an amount necessary to satisfy an immediate and heavy financial need (including amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) or the value of his Section 401(k) Account. Amounts withdrawn from a Participant's Section 401(k) Account will not include earnings on the amount of Section 401(k) Contributions earned after December 31, 1988 nor will it include the amount of qualified non-elective contributions contributed to such account after December 31, 1988. Hardship distributions will be charged against a Participant's Account in a nondiscriminatory manner as determined by the Plan Administrator.
(b)    An immediate and heavy financial need is the need for money for:

(i)
expenses for or necessary to obtain medical care that would be deductible under Section 213(d) of the Code (without regard to whether the expenses exceed the 7.5% adjusted gross income limitation) for the Participant or the Participant's Spouse or dependents;

(ii)	costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)
the payment of tuition, related educational fees and room and board expenses for the next 12 months of postsecondary education for the Participant or the Participant's Spouse, children or dependents (as defined in Code Section 152 and without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(iv)	the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence;

(v)
effective for Plan Years commencing on and after January 1, 2006, payment of burial or funeral expenses for the Participant's deceased parents, spouse, children or dependents (as defined in Code Section 152 and without regard to Code Section 152 (d)(1)(B));

(vi)
effective for Plan Years commencing on and after January 1, 2006, expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds the 10% of adjusted gross income requirement); or

(vii)	any other reason added to the list of deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service.
(c)    An amount is necessary to satisfy an immediate and heavy financial need if:

(i)
the Participant has obtained all other distributions and all nontaxable loans currently available under the Plan and all “other plans maintained by the employer” (as defined in Treasury Regulation 1.401(k)‑1(d)(3)(iv)(F)) (or such loans or distributions have been denied), and has elected to receive all dividends currently payable to an employee stock ownership plan account maintained by an Employer for his benefit. A loan will not be deemed to be available to a Participant to the extent that the Participant provides evidence satisfactory to the Plan Administrator that the loan repayment will constitute a financial hardship or the Participant provides a recent loan denial from a commercial lender in the amount of the proposed hardship withdrawal; and

(ii)
a Participant who has received a hardship distribution will not be eligible to make Section 401(k) Contributions or After-Tax Contributions to the Plan or any “other plans maintained by the employer” (within the meaning of Treasury Regulation 1.401(k)‑1(d)(3)(iv)(F)) for the six-month period beginning on the date the hardship distribution was received.

9.04    Distribution of Rollover Contributions9.04    Distribution of Rollover Contributions
A Participant may withdraw from the Plan at any time in the form of a single sum all or a portion of his Rollover Account. The Plan Administrator may, on a nondiscriminatory basis, devise reasonable administrative rules implementing this section, including rules governing the frequency with which a Participant may make such withdrawals.
9.05    Loans9.05    Loans
Loans to Participants shall be made in accordance with Section 16.03 of the Plan.
SECTION 10 - VESTINGSECTION 10 - VESTING
10.01    Determination of Vested Benefits10.01    Determination of Vested Benefits
A Participant's Account will be fully vested at all times.
SECTION 11 - PAYMENT OF BENEFITSSECTION 11 - PAYMENT OF BENEFITS
11.01    Method of Payment11.01    Method of Payment
Except as provided in Section 11.04 below, at the time a Participant's benefit under the Plan may be distributed as a result of the Participant's retirement (pursuant to Section 6), death (pursuant to Section 7), disability (pursuant to Section 8) or severance from employment (pursuant to Section 9.01), the Participant

(or Beneficiary in the case of the Participant's death) may elect, in accordance with procedures established by the Plan Administrator, to receive the amounts payable pursuant to such section in the form of (a) a lump sum; or (b) periodic installments over a period of years as specified by the Participant or Beneficiary, which shall in no event exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his designated beneficiary. If the Beneficiary is a trust that elects to receive the deceased Participant's Account in the form of installments, the Plan may also permit the trust to make an additional annual election to receive the annual income on the deceased Participant's Account. A Participant electing installment payments may specify a Beneficiary (who shall be his Spouse unless the Spouse consents to another Beneficiary in a manner consistent with Section 7.03) who will receive remaining installment payments should the Participant die prior to the complete distribution of his Account. The Plan Administrator will direct the Trustee to make a distribution to the Participant or Beneficiary in accordance with such election. Except as otherwise provided by the Plan Administrator or Appendix A, all distributions will be made in the form of cash.
11.02    Timing of Payments11.02    Timing of Payments
(a)    Subject to subsection (b) below, unless the Participant elects otherwise, the payment of the Participant's benefit pursuant to Section 11.01 of the Plan will begin not later than 60 days after the end of the Plan Year in which the latest of the following occurs: (i) the Participant attains his Normal Retirement Age; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates service with the Employer and all Affiliates. To the extent that a Participant who is required to consent to a distribution pursuant to Section 11.04 fails to provide the Plan Administrator with his consent, the Participant will be deemed to have made an election to defer a distribution pursuant to this subsection (a).
(b)    This subsection (b) shall apply to any Participant who attains age 70½ after December 31, 1995. In no event will the amounts payable to a Participant pursuant to the terms of the Plan be distributed, or commence to be distributed, later than the Participant's Required Beginning Date. “Required Beginning Date” means, for a Participant who is not a 5% Owner, April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½; or (ii) the calendar year in which the Participant retires. The Required Beginning Date of a Participant who is a 5% Owner means April 1 of the calendar year following the calendar year in which the Participant attains age 70½.
The amount distributed to a Participant pursuant to subsection (b) shall be not less than the amount necessary to satisfy Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 401(a)(9)(G) of the Code, and the applicable regulations thereunder, as further set forth below.
Distributions that commence pursuant to this subsection (b) will commence in one of the forms of benefit offered under the Plan, as elected by the Participant, provided that the amount of such distributions and the date such distributions commence comply with Code Section 401(a)(9) and applicable regulations thereunder.
During the Participant's lifetime, the minimum amount that is required to be distributed in accordance with this subsection (b) for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)‑9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)
if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)‑9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

Required minimum distributions will be determined during a Participant's lifetime beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.
The following definitions apply to Section 11.02(b) and Section 11.03:
Designated beneficiary. The individual who is designated by a Participant as a Beneficiary under the Plan who is also determined to be a designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)‑4 of the Treasury Regulations.
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.03(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)‑9, Q&A‑1, of the Treasury Regulations.
Account balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
For plans in existence on and after 1984 and prior to January 1, 2003, required minimum distributions before 2003 were made as follows:

(A)
Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Code Section 401(a)(9) and the proposed regulations thereunder published in the Federal Register on July 27, 1987, and other applicable guidance.

(B)
Required minimum distributions for calendar years beginning on or after January 1, 2001 and prior to January 1, 2002 were made in accordance with Code Section 401(a)(9) and the proposed regulations thereunder published in the Federal Register in January 2001.

(C)
For the purpose of this Section 11.02, a Participant is treated as a 5% Owner if such Participant is a “5% Owner” (as defined in Code Section 416) with respect to the Plan Year ending with or within the calendar year in which such owner attains age 70½.

(c)    Unless a distribution is required to be made to a Participant or Beneficiary pursuant to Section 11.04, a distribution to a Participant or Beneficiary who is eligible to receive a distribution pursuant to this Section 11 will be made as soon as is administratively practicable after the Participant or Beneficiary completes a benefit election form and returns such form in the manner permitted by the Plan Administrator.
The Plan Administrator may permit a Participant or Beneficiary to apply for benefits payable to such individual in writing, over the phone, through the Internet or through the use of any means not prohibited by the Internal Revenue Service or the Department of Labor, and to receive all information necessary to complete such application in a similar manner. The Plan Administrator may limit the method used by the Participant or Beneficiary to apply for benefits to one or more of the methods described in this paragraph.
(d)    Notwithstanding the foregoing, a Participant or Beneficiary who would have been required to receive required minimum distributions in 2009 from the Plan but for the enactment of Section 401(a)(9)(H) of the Code will not receive a distribution from the Plan that would have satisfied the requirements of this section for 2009 (prior to the application of Code Section 401(a)(9)(H)) unless the Participant or Beneficiary elected to receive such distribution. In addition, notwithstanding any provision of the Plan to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, any distribution made in accordance with the preceding paragraph to a Participant or Beneficiary may be treated as an eligible rollover distributions by the Participant or Beneficiary.
11.03    Distributions After Death11.03    Distributions After Death
If the distribution of a Participant's benefit under the Plan has commenced pursuant to Section 11 and he dies before his entire account balance has been distributed to him, the remaining portion of such account balance, if any, will be distributed at least as rapidly as under the method of distribution in effect prior to the Participant's death, as determined in accordance with the provisions of Code Section 401(a)(9)(B)(i) and applicable regulations thereunder.
(a)    If the Participant dies on or after the date distribution of his account balance has commenced in accordance with the terms of the Plan, he dies prior to his entire account being distributed to him, and there is a designated beneficiary, the minimum amount that is required to be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(i)	The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant's Surviving Spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the Surviving Spouse's age as of the Spouse's birthday in that year. For distribution calendar years after the year of the Surviving Spouse's death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving

Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

(iii)
If the Participant's Surviving Spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the designated beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

If the Participant dies on or after the date distribution of his account balance has commenced in accordance with the terms of the Plan and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that is required to be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(b)    Unless otherwise provided in this Section 11.03, if a Participant dies before the distribution of his account balance has commenced in accordance with the terms of the Plan, the amount payable as a death benefit pursuant to the terms of the Plan (hereinafter referred to as “death benefit”) will be distributed:

(i)	unless otherwise provided in (ii) below, not later than by the fifth anniversary of the December 31 coinciding with or next following the date of his death; or

(ii)
provided that the Plan provides for installment or annuity distributions to a Beneficiary and the Participant's death benefit is payable to or on behalf of a designated beneficiary who is alive on the September 30 of the year following the year of the Participant's death:

(A)
over a period not extending beyond the life expectancy of such designated beneficiary (or the installment period set forth in Section 11.01, if less), provided that the distribution of the death benefit commences not later than the first anniversary of the December 31 coinciding with or first following the date of the Participant's death; or

(B)
if the designated beneficiary is the Participant's Surviving Spouse, the date by which the death benefit must commence in (i) above will not be earlier than the later of the December 31 of the calendar year immediately following the calendar year in which the Participant died or the December 31 of the calendar year in which the Participant would have attained age 70½. If the Surviving Spouse dies before distribution to said Spouse begins, this subparagraph (ii) will apply as if the Surviving Spouse were the Participant. In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

The designated beneficiary must elect the method of distribution payable pursuant to this Section 11.03(b) not later than the earlier of (I) the December 31 of the calendar year in which distributions would be required to begin under this Section 11.03(b); or (II) the December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

If the Participant's Surviving Spouse is the Participant's sole designated beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 11.03(b) (except subparagraph (b)(ii)(B) above) will apply as if the Surviving Spouse were the Participant. For the purpose of Sections 11.02 and 11.03, unless the preceding sentence applies, distributions are considered to begin on either the Participant's Required Beginning Date or, if subparagraph (b)(ii)(B) applies, the date distributions are required to begin to the Surviving Spouse under such subparagraph.
(c)    If the Participant dies prior to the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year payable in accordance with subsection (b) above after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary.
If the Participant dies prior to the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest payable in accordance with subsection (b) above will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
For the purpose of this Section 11.03, “Required Beginning Date,” “account balance,” “designated beneficiary,” “life expectancy” and “distribution calendar year” shall have the meanings as set forth in Section 11.02(b).
11.04    Consent and Cash-Out Requirements11.04    Consent and Cash-Out Requirements
If a Participant is eligible to receive a distribution pursuant to Sections 6, 7, 8 or 9.01 and the value of his vested Account does not exceed $1,000, the Participant (or Beneficiary in the case of the Participant's death) will receive a distribution of his vested Account in the form of a lump sum as soon as is administratively feasible following his termination of employment. However, prior to receiving such distribution, the Participant or Beneficiary will be informed of his right to make an eligible rollover distribution pursuant to Section 11.05.
If a Participant is eligible to receive a distribution of his Account pursuant to Sections 6, 7, 8 or 9, and the value of his vested Account exceeds $1,000, the Participant shall consent to the receipt of a distribution made from the Plan if such distribution occurs prior to the date the Participant attains (or would have attained) his Normal Retirement Age, except that the consent of the Participant is not required to be obtained prior to the commencement of a distribu-tion pursuant to Code Sections 401(a)(9) or 415.
A Participant's election to receive a distribution from the Plan prior to his attainment of his Normal Retirement Age will not be valid unless (a) the Participant has received a general description of the material features and the relative values of the forms of benefit, if any (hereinafter referred to as “description”), under the Plan; and (b) the Participant has been informed that, subject to the cash-out limits of this section, he has the right to postpone a distribution from the Plan. The Participant will be provided with such description not less than 30 days and not more than 180 days prior to the date his benefits are scheduled to commence, provided that a distribution may be made to the Participant prior to such 30-day period if the Participant has been informed that he has a right to a period of at least 30 days after receiving the description to consider the decision of whether to elect a distribution from the Plan and the Participant, after receiving such information, affirmatively elects a distribution prior to such 30-day period. A Participant who is eligible for a distribution from the Plan prior to his Normal Retirement Age shall be informed of his right to defer a distribution from the Plan and the consequences of the failure to do so. The period for considering the notice described in this paragraph or the notice considering a Participant's right to make a rollover distribution, as further set forth in Section 11.05, shall be extended from not more than 90 days to not more than 180 days.

If a terminated Participant who is otherwise eligible to receive a distribution from the Plan does not consent to a distribution pursuant to the preceding paragraph, his Account will be maintained by the Plan. Notwithstanding the foregoing, the Plan may require such terminated Participant, in accordance with a uniform policy for all Participants similarly situated, to receive a distribution of his Account from the Plan after the Participant attains his Normal Retirement Age, or as soon as is administratively practicable after the Participant's termination of employment, if later.
11.05    Eligible Rollover Distributions11.05    Eligible Rollover Distributions
(a)    A distributee may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
(b)    The following definitions will apply for purposes of this section:

(i)
Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary; (B) any distribution that is for a specified period of ten years or more; (C) any distribution to the extent such distribution is required under Code Section 401(a)(9); (D) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (E) hardship distributions described in Code Section 401(k)(2)(B)(i)(IV); (F) other miscellaneous amounts set forth in the Code, regulations, or other guidance, including the taxable amount of defaulted loans or the distributed amount of excess contributions and excess deferrals; and (G) at the election of the Plan Administrator, any other distribution, providing all distributions in the year are reasonably expected to total less than $200.

Notwithstanding subparagraph (D) of the preceding paragraph, amounts consisting of after-tax contributions, if any, distributed from a Participant's Account that are excludable from the Participant's gross income for federal income tax purposes will also be treated as an eligible rollover distribution. Such amounts may be transferred to an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code, or directly transferred to either a qualified plan described in Section 401(a) or 403(a) of the Code or to a tax-sheltered annuity pursuant to Section 403(b) of the Code, provided that such account, annuity or plan agrees to separately account for the amounts transferred, including separately accounting for the portion of such distribution that is includable in gross income.

(ii)
Eligible retirement plan: Except as provided below, an eligible retirement plan is (A) an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the distributee's eligible rollover distribution; or (B) an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan. Effective on and after January 1, 2008, an eligible retirement plan shall also mean a Roth IRA, provided the distributee could have otherwise rolled over a traditional IRA to the Roth IRA during such taxable year. Effective on and after January 1, 2007, with regard to a rollover from a non-spouse Beneficiary who is a “designated beneficiary” [as defined by Treasury Regulation 1.401(a)(9)‑4], an eligible retirement plan shall mean an inherited individual retirement account or annuity.

(iii)
Distributee: A distributee includes an Employee or former Employee. In addition, the Spouse or Surviving Spouse of an Employee or former Employee, including a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), is a distributee with regard to the interest of the Spouse or Surviving Spouse. A non-spouse Beneficiary who is a “designated beneficiary” [as defined by Treasury Regulation 1.401(a)(9)‑4] is a distributee with regard to the interest of such person.

(iv)	Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
SECTION 12 - TRUST AGREEMENTSECTION 12 - TRUST AGREEMENT
12.01    Description of Trust Agreement12.01    Description of Trust Agreement
The Sponsor will continue the Trust Agreement with the Trustee to provide for the administration of the Trust Fund. With its continuation, the Trust Agreement will be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan will be subject to all the terms and provisions of the Trust Agreement.
All expenses of the Plan will be paid from the Trust Fund, unless paid by the Employer. In its discretion, the Employer may require the Trustee to reimburse the Employer for expenses of the Plan that the Employer paid on behalf of the Trust, so long as the request for reimbursement is presented by the Employer to the Trustee before the last day of the Plan Year in which the expense was paid by the Employer. Alternatively, the Employer may reimburse the Trust for administrative expenses of the Plan paid by the Trustee. An administrative expense paid to the Trust as a reimbursement will not be considered as a contribution to the Plan made by the Employer or an Annual Addition.
“Qualifying employer securities” or “qualifying employer real property,” as such terms are defined in Section 407 of ERISA, may be held in Trust in amounts not in excess of the limitations set forth in such section.
SECTION 13 - PLAN ADMINISTRATIONSECTION 13 - PLAN ADMINISTRATION
13.01    Plan Administrator13.01    Plan Administrator
The Plan will be administered by a Plan Administrator. The Plan Administrator will be appointed by and serve at the pleasure of the Sponsor.
13.02    Duties of Plan Administrator13.02    Duties of Plan Administrator

The Plan Administrator will supervise the maintenance of accounts and records as will be necessary or desirable to show the contributions of the Employer, allocations to Participants' Accounts, payments from Accounts, valuations of the Trust Fund and all other transactions pertinent to the Plan.
The Plan Administrator is authorized to perform, in its discretion, all functions necessary to administer the Plan and will have the power and discretion to construe the terms of the Plan and to resolve all questions arising from its operation, including, without limitation:

(a)	to determine the eligibility and qualification of claimants for benefits under the Plan (including determining the validity of a beneficiary designation);

(b)	to determine the allocation and vesting of contributions, earnings and profits of the Plan;

(c)	to determine the amount of benefits payable to Participants and Beneficiaries; and

(d)
unless otherwise delegated to another person in accordance with the claims procedures set forth in Section 17, to decide all questions or disputes with respect to the rights or obligations of Participants and Beneficiaries.

To the extent provided in the Plan and the Trust, the Plan Administrator or other fiduciary may direct the Trustee as to the investment of the Trust or may select an investment advisor to so direct.
The Plan Administrator may employ one or more persons to render advice with regard to any responsibility it has under the Plan, and it may designate others to carry out any of its responsibilities.
The Plan Administrator may adopt regulations and procedures governing the operation of the Plan.
13.03    Interpretation of Document13.03    Interpretation of Document
The construction and interpretation of the Plan provisions, or any document or issue relating to the administration or operation of the Plan, are vested with the Plan Administrator, in its absolute discretion. The Plan Administrator will endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances without discrimination. Subject to Section 17, all such decisions, determinations and interpretations will be final, conclusive and binding upon all parties having an interest in the Plan.
SECTION 14 - AMENDMENT AND TERMINATIONSECTION 14 - AMENDMENT AND TERMINATION
14.01    Sponsor's Right to Amend or Terminate the Plan14.01    Sponsor's Right to Amend or Terminate the Plan67
The Sponsor has the right, at any time, by an instrument in writing, to modify, alter, amend or terminate the Plan, in whole or in part. No amendment to the Plan will reduce the Participant's accrued benefit or decrease the balance of a Participant's Account. To this end, provisions that affect directly or indirectly the computation of accrued benefits and are amended at the same time and with the same effective date will be treated as one Plan amendment.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit unless otherwise permitted by Code Section 411(d)(6) and applicable regulations thereunder. The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a Participant to receive payment of his Account under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement. No amendment may reduce a Participant's nonforfeitable percentage in his Account determined as of the date the amendment is effective or executed, whichever is later.
The rules of this paragraph shall also apply to a Plan amendment relating to accruals that otherwise place greater restrictions or conditions on a Participant's right to Section 411(d)(6) protected benefits already accrued, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Sections 411(a)(3) through (11) of the Code.
Unless the amendment clearly provides to the contrary, no amendment to this Plan shall increase the accrued benefit or vested interest of a Participant who has terminated employment from the Employer prior to the date the amendment is effective.
The Board of Directors of the Sponsor, an executive committee of the Board of Directors or other committee of the Board of Directors or any executive officer to which or whom the Board of Directors delegates discretionary authority with respect to the Plan may exercise the Sponsor's right to amend the Plan.
SECTION 15 - DISTRIBUTIONS ON PLAN TERMINATIONSECTION 15 - DISTRIBUTIONS ON PLAN TERMINATION
15.01    Payment on Plan Termination15.01    Payment on Plan Termination
Upon the termination of the Plan, after adjustment of all Accounts maintained under the Plan in accordance with Section 5, including the adjustment of such Accounts for the payment of Plan expenses relating to the termination of the Plan, and subject to the further restrictions set forth in this paragraph below, the Plan Administrator will direct the Trustee to distribute to each Participant or Beneficiary the value of his Account either in cash or assets of the Trust Fund. Such payment will be made in the form of a single lump sum payment and, except as provided below, to the extent that the Plan does not offer a commercial annuity option, will not require the Participant's consent. However, the consent of a Participant will be required prior to making a distribution pursuant to this paragraph if the Employer or an Affiliate maintains any other defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7)). In addition, a Participant's Section 401(k) Account may not be distributed upon the termination of the Plan if the Employer or an Affiliate is deemed to maintain an “alternative defined contribution plan” (as defined in Treasury Regulation 1.401(k)‑1(d)(4)). The date the Plan is terminated shall be an allocation date for the purpose of making final allocations, if any, to Participants' Accounts.
In the event that the Plan is terminated, any amounts held in a suspense account will be allocated to the Accounts of active Participants in a nondiscriminatory manner, as determined by the Plan Administrator. To the extent that any amounts held in the suspense account cannot be allocated due to the application of Section 415 of the Code, the excess amounts will be treated as a reversion and distributed to the Sponsor or Employer after the payment to Participants and Beneficiaries of their Accounts.

To the extent that a Participant or Beneficiary cannot be located, the Plan Administrator may transfer the affected Participant's Account to an IRA in accordance with Employee Benefits Security Administration Regulation 2550.404a-2, escheat such Account to the applicable state unclaimed property department or take any other action consistent with applicable guidance and its fiduciary duty.
SECTION 16 - CREDITORS OF PARTICIPANTSSECTION 16 - CREDITORS OF PARTICIPANTS
16.01    Non-Assignability16.01    Non-Assignability
Except as otherwise provided in Code Section 401(a)(13), no assignment, pledge or encumbrance of any character of the benefits under the Plan is permitted or recognized under any circumstances; and such benefits will not be subject to claims of creditors, execution, attachment, garnishment or any other legal process.
16.02    Qualified Domestic Relations Orders16.02    Qualified Domestic Relations Orders67
Section 16.01 shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a “qualified domestic relations order,” as defined in Code Section 414(p). To the extent that the qualified domestic relations order so provides, the Plan may distribute to an alternate payee that portion of a Participant's Account as specified by the order as soon as is administratively practicable after the determination by the Plan Administrator that the order constitutes a qualified domestic relations order, notwithstanding the fact that the distribution is made to the alternate payee prior to the date that the Participant would have attained his “earliest retirement age,” as such term is defined in Code Section 414(p)(4)(B).
16.03    Loans16.03    Loans
(a)    Permissibility of Loans. A Participant may borrow funds from his Account pursuant to a loan program established and administered by the Plan Administrator. Any loan granted under such program will be deemed an investment of the Account of the Participant to whom the loan is made. All loans to Participants from the Plan shall comply with the provisions of the loan program and subsections (b) and (c) of this section.
(b)    Code Section 72(p) Limitations. No loan to a Participant will be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant, will exceed the lesser of (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of all loans made to the Participant during the one-year period ending on the day before the loan is made, over the outstanding balance of all loans made to the Participant as of the date the loan is made; or (ii) one-half the present value of the vested Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), 414(m) and 414(o) are aggregated. Furthermore, a loan will by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant's interest in the Plan, and a loan, pledge or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this section.
(c)    Additional Requirements. All loans made under the Plan will, in accordance with Code Section 4975(d)(1), comply with the following requirements:

(i)	Loans will be made available to all Participants or Beneficiaries on a reasonably equivalent basis.

(ii)
Loans will not be made available to “highly-compensated employees” (within the meaning of Code Section 414(q)) in an amount greater than the amount made available to other Participants or Beneficiaries.

(iii)	Each Participant or Beneficiary will apply for a loan by filing an application with the Plan Administrator or its designee.

(iv)	The Plan Administrator will review each application and, if required, will apply criteria established in a nondiscriminatory manner to determine whether to approve any loan to any Participant.

(v)
Loans will be adequately secured and bear a reasonable interest rate. For this purpose, a Participant's vested Account will constitute sufficient collateral for a loan, provided that not more than 50% of such vested Account be used as security for all outstanding loans made to the Participant under the Plan, determined immediately after the most recent loan is extended. A reasonable interest rate will be determined for each loan by the Plan Administrator.

(vi)
Default on a loan will exist upon the occurrence of any event enumerated as a default in the promissory note or security agreement executed by the Participant. The note or agreement may provide that loan repayments may be suspended, and the loan will not be considered in default for periods of military service in accordance with Section 414(u)(4) of the Code. In the event of default, foreclosure on the note and attachment of the portion of the Account provided as security will occur upon the occurrence of a distributable event under the Plan.

SECTION 17 - CLAIMS PROCEDURESSECTION 17 - CLAIMS PROCEDURES
17.01    Filing a Claim for Benefits17.01    Filing a Claim for Benefits
A Participant, Beneficiary, alternate payee, or such person's authorized representative, or the Employer acting on behalf of such individual, will notify the Plan Administrator of a claim for benefits under the Plan. Such request will set forth the basis of such claim and will authorize the Plan Administrator to conduct such examinations as may be necessary for the Plan Administrator to determine, in its discretion, the validity of the claim and to take such steps as may be necessary to facilitate the payment of benefits to which the claimant may be entitled under the terms of the Plan. Before deciding the claim, the Plan Administrator shall review the provisions of the Plan, summary plan description and other relevant plan documents, including similar claims, in order to ensure and verify that the claim is made in accordance with such documents and the decision is applied consistently with regard to similarly situated claimants.
A decision by the Plan Administrator on a claim for benefits under the Plan (other than a claim for disability benefits pursuant to Section 8 of the Plan) will be made within a reasonable period of time and not later than 90 days after the Plan Administrator's receipt of such claim, unless special circumstances require an extension of the time for deciding the claim; in which case, a decision will be rendered as soon as reasonably possible, but not later than 180 days after the initial receipt of the claim for benefits. The claimant will be notified of the extension prior to the expiration of the 90-day period described in this paragraph. Such notice to the claimant shall indicate the special circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision.

A decision by the Plan Administrator on a claim for disability retirement pursuant to Section 8 of the Plan shall be made promptly and not later than 45 days after the Plan Administrator's receipt of the claim, unless the Plan Administrator determines that an extension of time of 30 days is necessary due to matters beyond the control of the Plan, and notifies the claimant prior to the expiration of the 45-day period of the circumstances requiring the extension of time and the date a decision will be made. If, prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the first 30-day extension period and notifies the claimant of the circumstances requiring the need for an additional extension, the determination may be extended for an additional 30 days after the expiration of the first 30-day extension. The notice to the claimant of the first or second 30-day extension shall explain the standards on which entitlement of a benefit is based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve such issues. To the extent that the Plan Administrator requests an extension due to the failure of the claimant to submit information necessary to decide a claim, the period for making the benefit determination described in this paragraph shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information. The claimant shall be afforded at least 45 days within which to provide the specified information.
17.02    Denial of Claim17.02    Denial of Claim
Whenever a claim for benefits by a claimant has been denied by the Plan Administrator, in whole or in part, a notice, prepared in a manner calculated to be understood by such individual, must be provided by written or electronic means and will set forth:

(a)	the specific reason or reasons for the denial;

(b)	the specific reference to the pertinent Plan provision(s) on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)
an explanation of the Plan's claim review procedure, the time limits applicable to such procedure, and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse determination upon review.

In the case of an adverse determination of a claim for disability benefits in accordance with Section 8, the information provided to the claimant shall also include, to the extent necessary, the information set forth in Employee Benefits Security Administration Regulation 2560.503‑1(g)(1)(v).
17.03    Remedies Available to Claimants17.03    Remedies Available to Claimants
Upon denial of his claim by the Plan Administrator, the claimant may:

(a)	request a review upon written application to the Plan;

(b)	review and receive copies of all documents, records and other information relevant to claimant's claim for benefits; and

(c)	submit issues and comments in writing to a named fiduciary.

The claimant will have 60 days [180 days in the case of a claim for disability benefits] after receipt of the notification of a denial of his or her claim to request a review of such denied claim.
The named fiduciary will consider all information submitted by the claimant, regardless of whether the information was part of the original claim. A decision by a named fiduciary will be made within a reasonable period of time and not later than 60 days [45 days in the case of a claim for disability benefits] after the named fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing. In the case of such extension, a decision will be rendered as soon as possible, but not later than 120 days [90 days in the case of a claim for disability benefits] after receipt of a request for review. The claimant will be notified of the extension prior to the expiration of the 45- or 60-day period described in this paragraph. Such notice to the claimant shall indicate the special circumstances requiring the extension and the date by which the named fiduciary expects to render a decision.
The decision on review by a named fiduciary will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision shall also include a statement of the claimant's right to bring an action under Section 502(a) of ERISA. Any action brought by a claimant under Section 502(a) of ERISA is required to be brought within one year of the date the decision on review was received by the claimant.
In the case of a claim for disability benefits: (a) the review of the denied claim shall be conducted by a named fiduciary who is neither the individual who made the benefit determination nor a subordinate of such person; and (b) no deference shall be given to the initial benefit determination. For issues involving medical judgment, the named fiduciary must consult with an independent health care professional who may not be the health care professional who decided the initial claim.
SECTION 18 - TOP HEAVY RULESSECTION 18 - TOP HEAVY RULES
18.01    Preamble and Definitions18.01    Preamble and Definitions
If, for any Plan Year, the Plan is a Top Heavy Plan, the provisions of Section 18.03 will be applicable. Notwithstanding the foregoing, Section 18.03 shall not apply to Participants who are subject to a collective bargaining agreement between the Employer and employee representatives if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer. This Section 18 shall not be applicable and the Plan shall in no event be treated as a Top Heavy Plan for any year in which the Plan is a safe-harbor plan meeting the requirements of Sections 401(k)(12) and 401(m)(11) of the Code permitting only Section 401(k) and Matching Contributions to be made to the Plan.
For the purpose of this section, the term “Employer” includes all Affiliates, and the term “Employee” includes all employees of the Affiliates.
The following definitions are applicable to this Section 18:
(a)    Key Employee: An Employee or former Employee (including a deceased employee) who at any time during the Plan Year that includes the Determination Date is (i) an officer of the Employer with annual Top Heavy Compensation exceeding $130,000 (as adjusted in accordance with Code Section 416(i)(1)); (ii) a 5% owner of the Employer; or (iii) a 1% owner of the Employer who has annual Top Heavy Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

(b)    Non-Key Employee: An Employee or former Employee of the Employer who is not a Key Employee. The Beneficiary of a Non-Key Employee will be treated as a Non-Key Employee, and the Beneficiary of a former Non-Key Employee will be treated as a former Non-Key Employee.
(c)    Determination Date: For all Plan Years subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of such Plan Year.
(d)    Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer that, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
(e)    Required Aggregation Group: (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer that enables a plan described in (i) of this subsection (e) to meet the requirements of Code Sections 401(a)(4) or 410.
(f)    Top Heavy Plan: The Plan is a Top Heavy Plan if:

(i)	the top heavy ratio for the Plan exceeds 60% and the Plan is not part of a Required or Permissive Aggregation Group;

(ii)	the top heavy ratio for the Plan exceeds 60% and the Plan is part of a Required Aggregation Group but not part of a Permissive Aggregation Group; or

(iii)	the top heavy ratio for the Plan exceeds 60% and the Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group.
(g)    Top Heavy Compensation: Top Heavy Compensation means “compensation” as defined in Section 415(c)(3) of the Code and Treasury Regulation 1.415(c)-2.
18.02    Top Heavy Ratio18.02    Top Heavy Ratio
The top heavy ratio is determined as follows:
(a)    If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan that, during the five-year period ending on the Determination Date(s), has or has had accrued benefits, the top heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s)), (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s)), (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code Section 416 and the regulations thereunder. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). Both the numerator and denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.
(b)    If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans that, during the five-year period ending on the Determination Date(s), has or has had any accrued benefits, the top heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plan or plans for Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002). The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).
(c)    For purposes of (a) and (b) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year; or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period ending on the Determination Date (or a five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top heavy for Plan Years beginning before January 1, 2002) will be disregarded. The calculation of the top heavy ratio and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Date(s) that fall within the same calendar year.
(d)    The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.
18.03    Minimum Contributions18.03    Minimum Contributions
For each Plan Year in which the Plan is top heavy, each Participant who is a Non-Key Employee and who is employed on the last day of the Plan Year (and without regard to such person's Hours of Service and amount of Compensation in such Plan Year) is required to receive an annual allocation of contributions (disregarding Social Security benefits) equal to at least 3% of his Top Heavy Compensation; provided that, if the allocation of contributions expressed as a percentage of Top Heavy Compensation allocated to a Key Employee (including all salary deferral contributions other than catch-up contributions made in accordance with Section 401(k) of the Code allocated for the benefit of the Key Employee) for a Plan Year is less than 3%, such percentage will be substituted for 3%. The amount described in the preceding sentence will be referred to in this Section 18.03 as the “top heavy minimum contribution.” For each year in which the Employer maintains a defined benefit plan in addition to the Plan, the requirements of this paragraph will be satisfied for all Non-Key Employees who participate in both plans by providing each Non-Key Employee with the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan. For each year in which the Employer maintains another defined contribution plan in addition to the Plan, the top heavy minimum contribution described in this paragraph may be provided for Non-Key Employees who participate in both plans by this Plan.
For each Plan Year in which the Plan is required to provide the top heavy minimum contribution, the Employer will contribute to the Account of each Non-Key Employee required to receive an allocation pursuant to the previous paragraph an amount equal to the difference between the amount necessary to provide such Non-Key Employee with the top heavy minimum contribution for such year and the amount previously allocated to such Non-Key Employee's Account consisting of contributions made by the Employer (including matching contributions (within the meaning of Treasury Regulation 1.401(m)‑1(f)(12)) for such year. Top heavy minimum contributions will consist solely of contributions made by the Employer. After-tax contributions (within the meaning of Treasury Regulation 1.401(m)‑1(f)(6)) and “elective deferrals” (within the meaning of Code Section 402(g)(3)(A)), if permitted by the Plan to be allocated to a Non-Key Employee's Account, may not be used to satisfy the top heavy minimum contribution.
SECTION 19 - MISCELLANEOUSSECTION 19 - MISCELLANEOUS
19.01    Employer's Right to Terminate Employees19.01    Employer's Right to Terminate Employees
The right of an Employer to terminate the employment of any of its Employees will not be affected by an Employee's participation in the Plan.
19.02    Gender and Number19.02    Gender and Number
Wherever used in the Plan, a masculine pronoun will refer to both the masculine and feminine; and a singular pronoun will refer to both singular and plural, unless the context clearly requires otherwise.
19.03    Merger, Consolidation or Transfer19.03    Merger, Consolidation or Transfer
The Plan Administrator may authorize the merger, transfer or consolidation of a Participant's Accounts to another qualified plan. In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each participant in such other plan is required to receive (if the other plan then terminated) a benefit immediately after the merger, consolidation or transfer that is equal to, or greater than, the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
To the extent required by Code Section 411(d)(6) and applicable regulations thereunder, the Plan will preserve the forms of benefit relating to that portion of a Participant's Account acquired as a result of a merger, consolidation or transfer of assets or liabilities with any other plan. The distribution limitations set forth in Section 401(k)(2)(B)(i) of the Code shall apply to elective deferral and qualified non-elective contributions received by the Plan pursuant to a plan-to-plan transfer.
To the extent that a plan (“prior plan”) has been merged, transferred or consolidated with this Plan, any provision or amendment to this Plan conforming it to Section 401(a) of the Code shall also be deemed to amend the provisions of the prior plan to the extent that such prior plan has not already been amended to conform it to Section 401(a) of the Code.
19.04    Named Fiduciaries19.04    Named Fiduciaries
The named fiduciaries of the Plan will be, to the extent of the duties assigned to each entity, the Plan Administrator, the Trustee and the Sponsor. Each fiduciary shall discharge his duties with respect to a plan solely in the interest of the Participants and Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.
19.05    Limitations on Payment; Missing Participant19.05    Limitations on Payment; Missing Participant
If, in the judgment of the Plan Administrator, a Participant or Beneficiary is legally, physically or mentally incapable of managing such person's financial affairs or personally receiving and executing a receipt for any distribution or payment due him under the Plan, the Plan may distribute the Participant's Account to the person's guardian or other legal representative (or, if none is known, to any other person or institution who has custody of the person) and that distribution or payment will constitute a full discharge of any obligation with respect to the amount paid or distributed.
If the Plan Administrator cannot locate a Participant or Beneficiary at the time payments are due, the Account of such Participant or Beneficiary may be cancelled and such amounts paid to the Employer. In such case, the Account of the Participant or Beneficiary will be reinstated if such individual subsequently files a claim for his or her benefit under the Plan.
19.06    Limitation on Reversion of Contributions19.06    Limitation on Reversion of Contributions
Prior to the satisfaction of all liabilities to Participants and Beneficiaries, except as provided in subsections (a) through (c) below, all assets of the Trust Fund will be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.
(a)    In the event any contribution made by the Employer to the Plan is made based upon a mistake of fact, such contribution may be returned to the Employer within one year after the date it was contributed to the Plan. Earnings attributable to the mistaken contribution may not be returned to the Employer, but losses attributable thereto must reduce the amounts to be returned.
(b)    In the event that the Director of Rulings and Agreements of the Internal Revenue Service, upon initial application of the Sponsor for approval of the Plan and, if applicable, the Trust Agreement, and after an opportunity has been given the Sponsor to make any changes to the Plan or Trust Agreement which may be suggested by such office for approval of the Plan and Trust Agreement, rules that the Plan and Trust Agreement fail to qualify as tax exempt under Sections 401 and 501 of the Code, then the Plan and Trust Agreement will become null and void and the then market value of the contributions made by the Employer to the Trust prior to the date of such initial determination as to qualification will be returned by the Trustee within one year of the date of denial of qualification. This subsection (b) will not be applicable unless the application by the Sponsor is made by the time prescribed by law for filing the Sponsor's tax return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.
(c)    In the event that a contribution made by the Employer to the Plan is disallowed as a tax-deductible expense under Section 404 of the Code, then such contribution, to the extent that the deduction is disallowed, will be returned to the Employer within one year after the disallowance of the deduction.

Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amounts to be so returned.
19.07    Additional Service Credits19.07    Additional Service Credits
If a Leased Employee becomes eligible to participate in the Plan, such person's service while a Leased Employee, and such person's service during a period in which such person would have been a Leased Employee but for the fact that he or she did not work for a one-year period as a substantially full-time employee, will be considered in determining whether such person has met the Plan's eligibility or vesting service requirements, if any, unless during such person's service he or she was covered by a plan described in Code Section 414(n)(5)(A).
The Plan Administrator may, on a nondiscriminatory basis, provide that the period of time in which an authorized leave of absence has occurred will be considered in determining any eligibility or vesting service credited to such person by the Plan.
19.08    Uniformed Services Employment and Reemployment Rights Act19.08    Uniformed Services Employment and Reemployment Rights Act
Notwithstanding any provisions of the Plan to the contrary, a Participant shall be credited with his Qualified Military Service in accordance with Section 414(u) of the Code for the purpose of satisfying any eligibility or vesting service required by the Plan.
19.09    Mistakes or Misstatements19.09    Mistakes or Misstatements
In the event of a mistake or a misstatement by a Participant or Beneficiary as to any item of information that is furnished to the Plan Administrator or Trustee that has an effect on the amount paid or to be paid to such Participant or Beneficiary, or a mistake by the Plan Administrator or Trustee as to the amount paid or to be paid to a Participant or Beneficiary, the Plan Administrator shall take such action as in its judgment will provide such person with the benefit to which he is properly entitled. The actions that may be taken by the Plan Administrator include, without limitation, the reduction of future payments to the Participant or Beneficiary, the restatement of such person's accrued benefit on the books and records of the Plan Administrator or a request to the affected Participant or Beneficiary that such person repay the amounts paid to such person in error.
19.10    Special Rules Under the Securities and Exchange Act of 193419.10    Special Rules Under the Securities and Exchange Act of 1934
The Plan Administrator may restrict a Participant who is an “insider,” “officer” or “director” under the Securities Exchange Act of 1934 (“Act”) from changing his salary deferral election, investment election or from making withdrawals or receiving distributions from the Plan in order to comply with the Act or other Securities law or regulation.
19.11    Special HEART Act Provisions19.11    Special HEART Act Provisions
Effective for amounts paid for Plan Years beginning after December 31, 2008, an individual is treated as having been severed from employment for the purpose of receiving a distribution from his Section 401(k) Contribution Account if such individual has performed service in the “uniformed services” (as defined in chapter 43 of title 38, United States Code) for a period of more than 30 days. If an individual elects to receive a distribution of his Section 401(k) Contribution Account by reason of a severance from employment, the individual may not make an elective deferral or, if permitted by the Plan, an after-tax contribution, during the 6-month period beginning on the date of the distribution.
Effective for amounts paid for Plan Years beginning after December 31, 2008, notwithstanding any provisions in the Plan to the contrary, for the purpose of determining the 100 percent of compensation limit set forth in the definition of “Annual Additions” and in determining who is a “Highly - Compensated Employee,” as such terms are defined in Section 21 of the Plan, and in determining the amount of “Top Heavy Compensation,” as such term is defined in Section 18.01 of the Plan, such definitions of compensation shall each include compensation paid to an individual who does not perform services for the Employer by reason of Qualified Military Service to the extent the payments do not exceed the amounts the individual would have received if the individual has continued to perform services for the Employer rather than entering into Qualified Military Service.
SECTION 20 - ADOPTION BYSECTION 20 - ADOPTION BY AFFILIATE OR RELATED EMPLOYER
AFFILIATE OR RELATED EMPLOYER
20.01    Adoption by Affiliate or Related Employer20.01    Adoption by Affiliate or Related Employer
With the approval of the Sponsor, an Affiliate or Related Employer may adopt the Plan and cause its eligible employees to become Participants in accordance with its terms. In such case, the defined terms “Employee,” “Employer” and “Participant” will be interpreted as being applicable to the participating Affiliate or participating Related Employer and its employees to the extent necessary to carry out the foregoing intent.
20.02    Administration20.02    Administration
Notwithstanding any provision in the Plan to the contrary, the Sponsor has the exclusive right to appoint the Plan Administrator, to amend the Plan and to terminate the Plan. Neither an Affiliate nor a Related Employer has any discretionary authority with regard to the administration of the Plan.
20.03    Common Fund20.03    Common Fund
The Trustee of the Plan need not earmark or keep separate the assets attributable to each participating Affiliate or Related Employer but may commingle them with the assets of the Trust. The Trust will be available to pay benefits to Participants and their Beneficiaries without distinction as to either the Affiliate or Related Employer to which particular assets or amounts are attributable. Any Affiliate or Related Employer that adopts this Plan agrees to be covered by the Trust Agreement established by the Sponsor and Trustee.
20.04    Withdrawal, Termination and Amendment20.04    Withdrawal, Termination and Amendment
Any participating Affiliate or Related Employer, by action of its governing authority and notice to the Plan Administrator and the Trustee, may withdraw from the Plan or may terminate its participation in the Plan with respect to its Employees without affecting the rights of the Sponsor or any other Affiliate or Related Employer. A withdrawing participating Affiliate or Related Employer may arrange for the continuation of the Plan in separate form for its own employees, with such amendments as it may deem proper, or may arrange for continuation of the Plan by merger with an existing plan and trust and transfer of Trust Fund assets.

Notwithstanding anything contained herein to the contrary, the Sponsor may terminate an Affiliate's or Related Employer's participation at any time, without the consent of the Affiliate or Related Employer.
20.05    Discrimination Testing20.05    Discrimination Testing
The provisions of Code Sections 401(a)(4), 401(k)(3), 401(m)(2) and 416 will separately be applicable to each Related Employer (and any other employer that is required to be combined with such Related Employer pursuant to Code Section 414(b) or (c)).
SECTION 21 - DEFINITIONSSECTION 21 - DEFINITIONS
Whenever used herein, the following words and phrases will have the meanings specified below. Additional words and phrases may be defined in the text of the Plan.
“Account” shall have the meaning as set forth in Section 4.01 of the Plan.
“Affiliate” means, except for the purpose of determining the limitations on Annual Additions set forth in Section 3.01, any other employer that, together with the Employer, is a member of: (a) a controlled group of corporations or of a commonly controlled trade or business, as defined in Code Sections 414(b) and (c); (b) an affiliated service group as defined in Code Section 414(m); or (c) any other organization described in Code Section 414(o) (to the extent required to be aggregated by the Secretary of Treasury). For the purpose of determining the limitations on Annual Additions set forth in Section 3.01, the term “Affiliate” has the meaning as set forth in this definition, as modified by Section 415(h) of the Code.
“After-Tax Account” means the portion of a Participant's Account consisting of After-Tax Contributions, as adjusted in accordance with Section 5.
“After-Tax Contribution” means the amount contributed by a Participant on an after-tax basis (and not treated as Roth contributions made in accordance with Section 402A of the Code) as a result of the Participant's election to authorize deductions from his Compensation.
“Annual Addition(s)” means the sum of the following amounts for a Limitation Year:

(a)
Matching Contributions, After-Tax Contributions, and Section 401(k) Contributions (excluding Catch-up Contributions) contributed to the Plan and allocated to Participants' Accounts in accordance with Section 2;

(b)	amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(c)
amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date that are attributable to postretirement medical benefits allocated to the separate account of a “key employee” (as defined in Section 416(i)(1) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer; or

(d)
amounts consisting of employer contributions (including elective deferral contributions other than catch-up contributions), employee after-tax contributions or forfeitures allocated to any other defined contribution plan or simplified employee pension (other than a salary reduction simplified employee pension) of the Employer or an Affiliate to which the Participant is or was a participant that are treated as annual additions under Section 415 of the Code.
In determining the amount set forth in subsection (a) above, an excess Annual Addition determined in accordance with Section 3.01 that is applied to reduce future contributions made by the Employer in a Limitation Year will be considered an Annual Addition for the year in which such contribution is applied.
The amounts described in subsections (a) and (d) above will include amounts treated as “excess deferrals” (as defined in Treasury Regulation 1.402(g)‑1(e)(1)(iii)) (unless distributed in accordance with Treasury Regulation 1.402(g)‑1(e)(2) or (3)), “excess contributions” (as defined in Treasury Regulation 1.401(k)-6) and “excess aggregate contributions” (as defined in Treasury Regulation 1.401(m)‑5) for a Limitation Year.
Effective for Limitation Years commencing on and after July 1, 2007, restorative payments that are used to restore losses to the Plan resulting from actions by a fiduciary for which there is a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA or under other applicable federal or state law, where Plan Participants who are similarly situated are treated similarly with respect to the payments, are not treated as Annual Additions.
“Beneficiary” means the individual(s), entity (e.g., charity or estate) or trust designated by the Participant or determined in accordance with Section 7 to receive any death benefit payable under the Plan.
“Board of Directors” means the Sponsor's governing body.
“Catch-up Contribution(s)” means contributions made in accordance with Section 414(v) of the Code and which are provided for under Section 2 of the Plan.
“Code” means the Internal Revenue Code of 1986, as may be amended from time to time and corresponding provisions of future federal internal revenue codes.
“Compensation” means, subject to the limitations set forth in this definition below, wages, within the meaning of Section 3401(a) of the Code, and all other payments of compensation to the Participant while an Employee by the Employer during the Plan Year (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code not in excess of $245,000, as adjusted by Code Section 401(a)(17)(B) after 2011. If the determination period consists of fewer than 12 months, the annual compensation limitation is prorated by the number of months in the short determination period. Compensation will be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation will exclude all reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits. Also excluded from the definition of “Compensation” is compensation from stock options, sign-on bonuses, car allowances, country club memberships and the reward and recognition program.
Compensation will be determined without regard to (a) any reduction in compensation resulting from participation in a Section 401(k) cash or deferred arrangement or any arrangement pursuant to Section 125, Section 132(f), Section 402(h), Section 403(b), Section 414(h)(2) or Section 457 of the Code; or (b) any rules that limit remuneration included in wages based on the nature or location of employment or services performed. Amounts under an arrangement pursuant to Section 125 of the Code shall include the amount of compensation not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount payable to a Participant under an arrangement pursuant to Section 125 of the Code only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.
With respect to Compensation paid in Plan Years beginning on or after July 1, 2007, a Section 401(k) Contribution cannot be made with respect to amounts that are not treated as Section 415 Limit Compensation under Section 3.01. With respect to Compensation paid in Plan Years beginning on or after July 1, 2007, Compensation shall not include amounts otherwise includible in the definition of Compensation which are not paid to the Participant by the later of 2 ½ months after the Participant's “severance from employment” (within the meaning of Treasury Regulation 1.415(a)‑1(f)(5)) from the Employer or the end of the Limitation Year that includes the date of severance from employment from the Employer. Notwithstanding the foregoing, Compensation shall in no event include severance payments paid after a Participant's severance from employment.
Compensation required to be credited for all periods of Qualified Military Service shall be based on the rate of pay the Participant would have received during such period if the Participant were not in Qualified Military Service or, if the Participant's Compensation during a period of Qualified Military Service is not reasonably certain, the Participant's average compensation from the Employer during the 12-month period immediately preceding such service, prorated for such period of military service.
Effective for amounts paid for Plan Years beginning after December 31, 2008, Compensation shall include Differential Wage Payments. “Differential Wage Payments” shall mean any payment which (a) is made by the Employer to a Participant while the Participant is performing services in the “uniformed services” (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than thirty (30) days; and (b) represents all or a portion of the wages the Participant would have received from the Employer if the Participant was performing services for the Employer.
“Early Retirement Age” means the date on which a Participant attains the later of age 50 or the 10th anniversary of the first day of the Plan Year in which such person commenced participation in the Plan.
“Effective Date” for this amended and restated Plan means, except where separately stated, January 1, 2011.
“Employee” means any person who is classified by the Employer as a common law employee. If an individual who is not classified by the Employer as a common law employee is determined by a court of law or governmental agency to be a common law employee, such individual will remain excluded from participation in the Plan unless the Plan is amended to specifically provide for such employee's inclusion.
“Employer” means the Sponsor and any Related Employer or Affiliate that, with the permission of the Sponsor, elects to join the Plan. As of the Effective Date, Peoples Insurance Agency, LLC and Peoples Bank, National Association, are Affiliates that participate in the Plan.
“Enrollment Election” means an agreement between a Participant and the Employer providing for the reduction of a percentage or dollar amount of Compensation that would otherwise have been paid to the Participant after the date such agreement was made and the contribution of such amounts to the Plan which are to be treated as Section 401(k) Contributions or After-Tax Contributions. Such election will remain in effect until modified or terminated by the Participant. Except for occasional, bona fide administrative considerations, the deferral of Section 401(k) Contributions cannot precede  the performance of services with respect to which the contributions relate, or when the compensation subject to the deferral is paid, if earlier (such as in the case of a signing bonus). In addition, an Enrollment Election can only be made with respect to amounts that are not currently available to the Participant on the date of the election.
The Plan Administrator may permit a Participant to make an Enrollment Election on a form provided by the Plan Administrator, through instructions made through the Internet, by telephone or through the use of any means not prohibited by the Internal Revenue Service or the Department of Labor and to receive all information necessary to make such election in a similar manner. The Plan Administrator may limit the method used by the Participant to one or more of the methods described in this paragraph.
“Highly-Compensated Employee” means, for the applicable Plan Year, an Employee of the Employer who (a) was a “5% owner,” as such term is defined by Code Section 416(i)(1) and applicable regulations thereunder, at any time during the current Plan Year or preceding 12-month period based on the Plan Year (“look back year”); or (b) received “compensation,” as such term is defined by Code Section 414(q)(4) and applicable regulations thereunder, in excess of the dollar amount determined by reference to Code Section 414(q)(1)(B)(i) for the look back year.
“Hour of Service” means:

(a)
each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours will be credited to the Employee for the computation period or periods in which the duties are performed; and

(b)
each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, absence for maternity or paternity reasons, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period) unless such period is a period of Qualified Military Service. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b‑2 of the Employee Benefits Security Administration Regulations, which are hereby incorporated by reference; and

(c)
each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service will not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection (c). The hours credited pursuant to this subsection (c) will be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

(d)	if records of actual hours are not maintained for an Employee, the Employee will be given credit for 190 Hours of Service if he is employed at any time during the month.

An Employee who returns to active employment with the Employer after a period of Qualified Military Service will be credited with Hours of Service for all periods of Qualified Military Service in accordance with the Uniformed Services Employment and Reemployment Rights Act.
“Leased Employee” means any person (other than an employee of the recipient employer) who, pursuant to an agreement between the recipient employer and any other person (e.g., a leasing organization), has performed services for the recipient employer (or for the recipient employer and related persons determined in accordance with Sections 414(n) and 414(o) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer will be treated as provided by the recipient employer.
A Leased Employee will not be considered an employee of the recipient employer (and thus not otherwise an Employee) if (a) such employee is covered by a money purchase pension plan which provides for (i) a nonintegrated employer contribution rate of at least 10% of “compensation,” as defined in Code Section 415(c)(3), but including amounts contributed by the leasing company pursuant to a salary reduction agreement which are excludable from such employee's gross income under Section 125, Section 132(f)(4), Section 402(e)(3), Section 457(b), Section 402(h) or Section 403(b) of the Code; (ii) immediate participation; and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20% of the recipient employer's non-highly-compensated work force. Amounts payable to a Participant under an arrangement pursuant to Section 125 of the Code shall include the amount of compensation not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Section 125 of the Code only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.
A Leased Employee will not be considered an Employee of the Employer unless the definition of Employee specifically provides for such inclusion. A Leased Employee will be considered as an eligible employee solely for the purpose of determining whether the Plan meets the requirements of Section 410(b) of the Code to the extent required by such section and applicable regulations thereunder.
“Limitation Year” means the Plan Year. Notwithstanding the foregoing, the Limitation Year for the first Plan Year in which the Plan is established (if a short Plan Year) shall be the 12-month period ending on the last day of the Plan Year.
“Matching Contribution(s)” means the amounts contributed by the Employer on account of a Participant's Section 401(k) Contributions. To the extent that a Participant's Section 401(k) Contributions are required to be returned to the Participant as a result of such contributions being treated as excess deferrals, excess contributions or excess aggregate contributions, then a pro rata share of the Participant's Matching Contributions, if any, will be forfeited and used to reduce subsequent contributions made by the Employer to the Plan.
“Matching Contribution Account” means the portion of a Participant's Account consisting of Matching Contributions, as adjusted in accordance with Section 5.
“Non-Highly-Compensated Employee” means any Employee of the Employer who is not a Highly-Compensated Employee.
“Normal Retirement Age” means the day on which the Participant attains age 65.

“Participant” means either (a) an Employee who has satisfied the eligibility requirements set forth in Section 1.01 and for whom an Account is or may be maintained; or (b) a former Employee of the Employer for whom an Account is being maintained.
“Plan” means the Peoples Bancorp Inc. Retirement Savings Plan, as amended, as embodied in the Plan document, Appendix A and amendments made hereto from time to time.
“Plan Administrator” means an administrative committee (the “Committee”) appointed by the Sponsor to perform the functions described in Section 13. In the absence of such appointment, the Sponsor will be the Plan Administrator. Notwithstanding the foregoing, the Sponsor will be the Plan Administrator for purposes of the reporting and disclosure requirements of ERISA and of the Code.
“Plan Year” means the fiscal year of the Plan beginning on January 1 and ending on December 31.
“Qualified Military Service” means any service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) by an Employee relating to reemployment initiated on or after December 12, 1994, if such Employee is entitled to reemployment rights under such chapter with respect to such service.
“Related Employer” is an employer related by ownership to the Employer but which is not an Affiliate.
“Rollover Account” means the portion of a Participant's Account that is attributable to Rollover Contributions, as adjusted in accordance with Section 5.
“Rollover Contribution(s)” means the amounts contributed by an Employee as Rollover Contributions in accordance with Section 402 of the Code and Section 2 of the Plan.
“Section 401(k) Account” means the portion of the Account of a Participant consisting of Section 401(k) Contributions, as adjusted in accordance with Section 5.
“Section 401(k) Contribution(s)” means the amounts contributed by the Employer to the Plan as a result of a Participant's election pursuant to an Enrollment Election to reduce his Compensation on a pre-tax basis.
“Sponsor” means Peoples Bancorp Inc., or any successor employer that assumes the responsibilities and liabilities of the Plan.
“Spouse” or “Surviving Spouse” means an individual who is legally married to the Participant at the relevant time, provided that an individual who was formerly married to the Participant will be treated as the Spouse or Surviving Spouse to the extent provided under a “qualified domestic relations order,” as defined in Code Section 414(p).
“Trust” or “Trust Fund” means the fund or funds established pursuant to the terms of the Trust Agreement to hold the assets of the Plan.
“Trust Agreement” means the agreement by and between the Sponsor and the Trustee for the management, investment and disbursement of assets held in the Trust Fund.

“Trustee” means the bank, trust company and/or individual designated by the Sponsor to hold and invest the Trust Fund and to pay benefits and expenses in accordance with the terms and provisions of this Plan and/or the agreement by and between the Sponsor and such bank, trust company and/or individual.
“Valuation Date” means the last day of the Plan Year and any other date or dates established by the Plan Administrator for the valuation of assets and adjustments of Accounts. Assets of the Trust that consist of mutual funds or other assets that are traded on a public stock exchange or a national securities market shall also be valued each day the exchange or market is open for business.
APPENDIX A - ESOP FeatureAPPENDIX A - ESOP Feature
PreamblePreamble
This Appendix A shall constitute a part of the Plan and shall override any conflicting provision of the Plan.
Section 1.1 of Appendix A    DefinitionsSection 1.1 of Appendix A    Definitions

(a)	“Total Account” shall mean the total of the accounts held for the benefit of a Participant under the Plan.

(b)	“ESOP Account” shall mean an account established pursuant to Section 1.3 of this Appendix A.

(c)	“ESOP Effective Date” shall mean March 1, 2008.

(c)
“ESOP Feature” shall mean the portion of the Plan that constitutes an employee stock ownership plan within the meaning of Code Section 4975(e)(7), as provided in this Appendix A. The ESOP Feature consists of the portion of the assets of the Plan that are invested in the Peoples Bancorp Inc. Common Stock Fund.

(d)
“Non-ESOP Feature” shall mean the portion of the Plan (i) which is not included within the ESOP Feature, (ii) which is intended to qualify as a profit sharing plan under Code Section 401(a) and (iii) which includes a qualified cash or deferred arrangement within the meaning of Code Section 401(k). The Non-ESOP Feature consists of the portion of the assets of the Plan that are not invested in the Peoples Bancorp Inc. Common Stock Fund.

(e)
“Peoples Bancorp Inc. Common Stock” shall mean common shares of Peoples Bancorp Inc., which is intended to be “employer securities” [within the meaning of Code Section 409(1)], and “qualifying employer securities” [within the meaning of Code Section 4975(e)(8) and ERISA Section 407(d)(5)].

(f)	“Committee” shall mean the People's Bancorp Inc. Retirement Plan Committee.
Section 1.2 of Appendix A    Establishment of ESOPSection 1.2 of Appendix A    Establishment of ESOP
On and after the ESOP Effective Date, the Plan shall consist of two components, the ESOP Feature and the Non-ESOP Feature. The ESOP Feature is designed to invest primarily in Peoples Bancorp Inc. Common Stock and is hereby formally designated as an employee stock ownership plan within the meaning of Code Section 4975(e)(7). The ESOP Feature consists of the portion of the assets of the Plan that on and after the ESOP Effective Date are invested in the Peoples Bancorp Inc. Common Stock Fund. The ESOP Feature is intended to qualify as a stock bonus plan under Code Section 401(a) and as an employee stock ownership plan under Code Section 4975(e)(7).
The Employer intends that the Non-ESOP Feature and the ESOP Feature together constitute a single plan under Treasury Regulation Section 1.414(1)‑1(b)(1). Accordingly, the provisions set forth in the other sections of the Plan apply to the ESOP Feature in the same manner as those provisions apply to the Non-ESOP Feature, except to the extent that those provisions by their terms are inapplicable to the ESOP Feature, or to the extent that they are inconsistent with the specific provisions of this Appendix A.
Section 1.3 of Appendix A    Contributions, Transfers and DiversificationSection 1.3 of Appendix A    Contributions, Transfers and Diversification

(a)	An ESOP Account shall be established for each current and terminated vested Participant holding Peoples Bancorp Common Stock representing his or her proportionate share of the ESOP Feature.

(b)	All Plan contributions that are initially invested in the Peoples Bancorp Inc. Common Stock Fund pursuant to a Participant's investment election shall be considered contributions to the ESOP Feature.

(c)
Amounts credited to a Participant's ESOP Account may be transferred from the Peoples Bancorp Inc. Common Stock Fund at any time into funds other than the Peoples Bancorp Inc. Common Stock Fund offered by the Plan pursuant to an investment election. Such transfers shall be deemed a transfer from the ESOP Feature to the Non-ESOP Feature. The Plan intends that this subsection (c) complies with the diversification requirements of Code Sections 401(a)(28)(B) and 401(a)(35).

(d)
Any amounts under the Plan that are re-directed from a fund other than the Peoples Bancorp Inc. Common Stock Fund to the Peoples Bancorp Inc. Common Stock Fund pursuant to a Participant's investment election shall be deemed to be a transfer from the Non-ESOP Feature to the ESOP Feature.

Section 1.4 of Appendix A    Voting of Peoples Bancorp Inc. Common StockSection 1.4 of Appendix A    Voting of Peoples Bancorp Inc. Common Stock
Each active or terminated vested Participant or Beneficiary shall have the right to direct the Trustee as to the manner in which voting rights with respect to whole and fractional shares of Peoples Bancorp Inc. Common Stock held in the Participant's Total Account shall be exercised in accordance with procedures established by the Plan Administrator.
Section 1.5 of Appendix A    Put OptionSection 1.5 of Appendix A    Put Option

(a)
If shares of Peoples Bancorp Inc. Common Stock distributable to a Participant or his Beneficiary are at the time of the distribution not readily tradable on an established market, the Participant or Beneficiary will have an option (the “Put option”) to require the Employer to purchase all of the shares actually distributed to him. The Put option may be exercised at any time during the Option Period (as defined below) by giving the Employer written notice of the election to exercise the Put option. The Put option may be exercised by a former Participant or the Beneficiary only during the Option Period in which the former Participant or Beneficiary receives a distribution of shares of Peoples Bancorp Inc. Common Stock.

(b)
The “Option Period” is the 60-day period following the day on which a Participant or his Beneficiary receives a distribution. If the former Participant or Beneficiary does not exercise the Put option during that 60-day period, the Option Period will also be the 60-day period beginning after the new determination of the fair market value of Peoples Bancorp Inc. Common Stock by the Committee (and notice to the Participant) in the following Plan Year. The Option Period will be extended by the amount of time during which the Employer is unable to honor the Put option by reason of applicable federal or state law.

(c)
The “Option Price” will be the fair market value of each share of Peoples Bancorp Inc. Common Stock as of the valuation date immediately preceding the date the Put option is exercised, multiplied by the number of shares to be sold under the Put option, with appropriate adjustments to reflect intervening stock dividends, stock splits, stock redemptions, or similar changes to the number of outstanding shares.

(d)
The terms of payment for the sale of Peoples Bancorp Inc. Common Stock pursuant to the Put option shall be as provided in the Put option and may be either paid in a lump sum or in installments as provided by the Committee. An agreement to pay through installments shall be permissible only if the Peoples Bancorp Inc. Common Stock subject to the Put option is part of a “total distribution,” as defined in Code Section 409(h)(5); and

(i)	the agreement is adequately secured, as determined by the Committee,

(ii)	a reasonable rate of interest is charged, as determined by the Committee, annual payments are equal,

(iii)	installment payments must begin not later than 30 days after the date the Put option is exercised, and

(iv)	the term of the payment does not extend beyond five years from the date the Put option is exercised.

(e)
The Put option will not be assignable, except that the former Participant's donees or, in the event of a Participant's death, his personal representative, will be entitled to exercise the Put option during the Option Period for which it is applicable.

(f)
The Trustee in its discretion may, with the Employer's consent, assume the Employer's obligation under this section at the time a former Participant or Beneficiary exercises the Put option. If the Trustee does assume the Employer's obligations, the provision of this section that applies to the Employer will also apply to the Trustee.

(g)
The Put option will also apply to shares of Peoples Bancorp Inc. Common Stock that are publicly traded without restriction when distributed but which cease to be publicly traded or which become subject to a trading limitation during the Option Period. In that event, the Committee will notify in writing each former Participant or Beneficiary to whom the Put option becomes applicable that the shares of Peoples Bancorp Inc. Common Stock held by the former Participant or Beneficiary are subject to the Put option for the remainder of the applicable Option Period and will inform the Participant or Beneficiary of the terms of the Put option. If the written notice is given later than ten days after the shares of Peoples Bancorp Inc. Common Stock cease to be publicly traded or become subject to a trading limitation, the period during which the Put option may be exercised will be extended by the number of days between the tenth day and the date the notice is actually given.

(h)
The Committee will notify each former Participant or Beneficiary who is eligible to exercise the Put option of the fair market value of each share of Peoples Bancorp Inc. Common Stock as soon as practicable following its determination. The Committee and the Employer will send all notices required under this subsection to the last known address of a former Participant or Beneficiary, and it will be the duty of those persons to inform the Committee of any changes in address.

Section 1.6 of Appendix A    Right to Receive a Distribution of StockSection 1.6 of Appendix A    Right to Receive a Distribution of Stock
Distribution of a Participant's vested Total Account invested in Peoples Bancorp Inc. Common Stock will be made, at the Participant's or Beneficiary's election (unless required to be cashed out in accordance with the terms of the Plan), in whole shares of Peoples Bancorp Inc. Common Stock, cash or a combination of both (with the value of any fractional share of Peoples Bancorp Inc. Common Stock paid in cash). If the charter or by-laws of the Employer restrict ownership of substantially all of the outstanding Peoples Bancorp Inc. Common Stock to Employees and the Trust, or if the sponsoring employer is an S Corporation as defined in Code Section 1361(a), the Participant is not entitled to a distribution in the form of Peoples Bancorp Inc. Common Stock and the distribution shall be made entirely in the form of cash.
Notwithstanding the foregoing, all hardship distributions and all loans payable to a Participant shall be in the form of cash.
Section 1.7 of Appendix A    Commencement of DistributionsSection 1.7 of Appendix A    Commencement of Distributions

(a)
On and after the ESOP Effective Date, unless required to be cashed out in accordance with the terms of the Plan, distributions to a Participant or Beneficiary shall occur in one of the forms of benefit offered by the Plan as soon as is reasonably practicable after the later of the date (i) the Participant or Beneficiary becomes eligible to receive a distribution from the Plan in accordance with the provisions of the Plan (other than this amendment); and (ii) the Participant makes an application for benefits in accordance with procedures approved by the Plan Administrator.

(b)	In no event shall a distribution from a Participant's ESOP Account described in subsection (a) above commence later than one year after the close of the Plan Year:

(i)	in which the Participant separates from service by reason of the attainment of normal retirement age under the Plan, disability or death; or

(ii)
which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by the Employer before distribution is required to begin under this clause.

(c)	Unless a Participant elects otherwise by commencing a distribution in accordance with the provisions of the Plan, a distribution from a Participant's ESOP Account described in subsection (a) above will be distributed in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of:

(i)	five years; or

(ii)
in the case of a Participant with a Total Account attributable to the ESOP Feature in excess of $985,000 (as adjusted for future Plan Years as permitted by the IRS), five years plus one additional year (but not more than five additional years) for each $195,000 (as adjusted for Plan Years after 2011 as permitted by the IRS) or fraction thereof by which such balance exceeds $935,000 (as adjusted for Plan Years after 2011 as permitted by the IRS).

Section 1.8 of Appendix A    Valuation of Peoples Bancorp Inc. Common StockSection 1.8 of Appendix A    Valuation of Peoples Bancorp Inc. Common Stock
All valuations of Peoples Bancorp Inc. Common Stock subject to the ESOP Feature that are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be by an independent appraiser as required by Code Section 401(a)(28)(C).
Section 1.9 of Appendix A    Distribution of DividendsSection 1.9 of Appendix A    Distribution of Dividends
Cash dividends paid on shares of Peoples Bancorp Inc. Common Stock attributable to the ESOP Feature may be (a) paid in cash directly to Participants, (b) paid to the Plan and subsequently distributed to Participants in cash no later than 90 days after the close of the Plan Year in which the dividends are paid to the Plan or (c) paid to the Plan and reinvested in Peoples Bancorp Inc. Company Stock. Such dividends shall be paid, and held pending distribution or reinvestment, in accordance with nondiscriminatory rules and procedures established by the Plan Administrator.
A Participant shall have the election to have such dividends either (i) paid to the Participant as provided in clause (a) or (b) above (as determined by the Plan Administrator) or (ii) paid to the Plan and reinvested in Peoples Bancorp Inc. Common Stock. Any such election shall be made in accordance with nondiscriminatory rules and procedures prescribed by the Plan Administrator and shall be irrevocable as of any deadline prescribed by the Plan Administrator. If a Participant fails to make a timely, affirmative election to receive a distribution of cash dividends on shares of Peoples Bancorp Inc. Company Stock allocated to his ESOP Account, such dividends shall be reinvested in Peoples Bancorp Inc. Common Stock. A Participant shall be given a reasonable opportunity before a dividend is paid or distributed to him in which to make the election and shall have the right to change his election at least annually in accordance with nondiscriminatory rules and procedures prescribed by the Plan Administrator.
A Participant shall be fully vested in any dividend with respect to which the Participant is offered an election under this Section 1.9.
A former Participant and the Beneficiary of a deceased Participant or former Participant shall have the same rights as a Participant has under this Section 1.9.
The Plan Administrator reserves the right to override a Participant's election to the contrary and require that dividends be distributed to such Participant to the extent necessary to comply with Treasury Regulation Section 1.401(k)‑1(d)(3)(iv)(E)(1) related to the distribution of currently available ESOP dividends in connection with a hardship withdrawal from the Plan.

The provisions of this Section 1.9 are intended to comply with Section 404(k) of the Code, and shall be interpreted and construed accordingly.
IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed as of the date set forth above.

PEOPLES BANCORP INC.

Date:	January 26, 2012	By:/s/	CAROL A. SCHNEEBERGER
Carol A. Schneeberger

Chief Administrative Officer